Exhibit 4.1

Execution Version

KKR REAL ESTATE FINANCE TRUST INC.

as Company

AND

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

as Trustee

Indenture

Dated as of May 18, 2018

6.125% Convertible Senior Notes due 2023

i

ii

iii

INDENTURE, dated as of May 18, 2018, by and between KKR REAL ESTATE FINANCE TRUST INC. a Maryland corporation, as issuer (the “Company”), and THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as trustee (the “Trustee”).

WITNESSETH

WHEREAS, for its lawful corporate purposes, the Company has duly authorized the issuance of its 6.125% Convertible Senior Notes due 2023 (the “Notes”), initially in an aggregate principal amount not to exceed $143,750,000; and

WHEREAS, the form of Note attached as Exhibit A hereto (the “Form of Note”), the certificate of authentication to be borne by each Note, the form of Conversion Notice, the form of Fundamental Change Repurchase Notice and the Assignment Form to be borne by the Notes are to be substantially in the forms provided in the Form of Note.

NOW, THEREFORE, THIS INDENTURE WITNESSETH, for and in consideration of the premises and the purchases of the Notes by the Holders thereof, it is mutually agreed, for the benefit of the Company, and the equal and proportionate benefit of all Holders of the Notes, as follows:

ARTICLE I.
DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

Section 1.01                             Definitions.  As used herein, the following terms have the specified meanings:

“Act” means any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders that may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by their agents duly appointed in writing.

“Additional Interest” means Rule 144 Additional Interest and Reporting Additional Interest. Unless the context otherwise requires, all references to interest include Additional Interest, if any, payable pursuant hereto.

“Additional Notes” means an unlimited maximum aggregate principal amount of Notes (other than the Initial Notes) issued under this Indenture.

“Additional Shares” has the meaning specified in Section 5.03(a).

“Affiliate” of any specified person means any other person directly or indirectly controlling or controlled by or under common control with such specified person.  For the purposes of this definition, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”), as used with respect to any person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such person, whether through the ownership of voting securities or by agreement or otherwise.

“Agent” means any Registrar, Bid Solicitation Agent, Paying Agent or Conversion Agent.

“Applicable Procedures” with respect to any transfer or transaction involving a Global Note or beneficial interest therein, means the rules and procedures of DTC or any successor Depositary, in each case to the extent applicable to such transaction and as in effect from time to time.

“Averaging Period” has the meaning specified in Section 5.04(e).

“Bankruptcy Law” means Title 11, U.S. Code or any similar Federal or State law for the relief of debtors.

“Bid Solicitation Agent” means the person appointed by the Company to solicit bids for the Trading Price of the Notes in accordance with Section 5.01(b)(i). The Company shall initially act as the Bid Solicitation Agent.

“Board of Directors” means the board of directors of the Company or any duly authorized committee thereof.

“Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been adopted by the Board of Directors or pursuant to authorization by the Board of Directors and to be in full force and effect on the date of the certificate and delivered to the Trustee.

“Business Day” means any day other than a Saturday, a Sunday or a day on which the Federal Reserve Bank of New York is authorized or required by law or executive order to close or to be closed.

“Capital Stock” means any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock.

“Cash Settlement” has the meaning specified in Section 5.02(a).

“Clause A Distribution” has the meaning specified in Section 5.04(c)(iii)(II)(i).

“Clause B Distribution” has the meaning specified in Section 5.04(c)(iii)(II)(ii).

“Clause C Distribution” has the meaning specified in Section 5.04(c)(iii)(II)(ii)(I).

“Close of Business” means 5:00 p.m. New York City time.

“Code” means the Internal Revenue Code of 1986, as amended.

“Combination Settlement” has the meaning specified in Section 5.02(a).

“Common Equity” of any corporation means the common stock, common equity interests, ordinary shares or depositary shares or other certificates representing common equity interests of such corporation.

“Common Stock” means the shares of common stock, par value $0.01 per share, of the Company as they exist on the date of this Indenture or any other shares of Capital Stock of the Company into which the Common Stock shall be reclassified or changed or, in the event of a merger, consolidation or other similar transaction involving the Company that is otherwise permitted hereunder in which the Company is not the surviving corporation, the Common Equity of such surviving corporation or its direct or indirect parent corporation.

“Common Stock Change Event” has the meaning specified in Section 5.07(a)(iv).

“Company” has the meaning specified in the first paragraph of this Indenture, and subject to the provisions of Section 8.01, shall include its successors and assigns.

“Company Order” means a written order signed in the name of the Company by an Officer.

“Conversion Agent” has the meaning specified in Section 2.12.

“Conversion Date” has the meaning specified in Section 5.02(c).

“Conversion Obligation” has the meaning specified in Section 5.01(a).

“Conversion Price” means as of any date, $1,000 divided by the Conversion Rate as of such date.

“Conversion Rate” has the meaning specified in Section 5.01(a).

“Corporate Trust Office” means the office of the Trustee at which at any particular time its corporate trust business related to this Indenture shall be administered and shall initially be located at the address located in Section 13.05.

“Custodian” means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

“Daily Conversion Value” means, for each of the 40 consecutive VWAP Trading Days during the relevant Observation Period, 1/40th of the product of (a) the Conversion Rate on such VWAP Trading Day and (b) the Daily VWAP for such VWAP Trading Day.

“Daily Measurement Value” has the meaning specified in the definition of “Daily Settlement Amount.”

“Daily Settlement Amount” for each of the 40 consecutive VWAP Trading Days during the relevant Observation Period, shall consist of:

(a)                                 cash in an amount equal to the lesser of (i) the Specified Dollar Amount, if any, divided by 40 (such quotient, the “Daily Measurement Value”) and (ii) the Daily Conversion Value for such VWAP Trading Day; and

(b)                                 if the Daily Conversion Value on such VWAP Trading Day exceeds the Daily Measurement Value, a number of shares of Common Stock equal to (i) the difference between the Daily Conversion Value and the Daily Measurement Value, divided by (ii) the Daily VWAP for such VWAP Trading Day.

“Daily VWAP” means, for each of the 40 consecutive VWAP Trading Days during the relevant Observation Period, the per share volume-weighted average price as displayed under the heading “Bloomberg VWAP” on Bloomberg page “KREF<equity> AQR” (or its equivalent successor if such page is not available) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such VWAP Trading Day (or if such volume-weighted average price is unavailable, the market value of one share of Common Stock on such VWAP Trading Day determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained for this purpose by the Company). The “Daily VWAP” shall be determined without regard to after-hours trading or any other trading outside of the regular trading session trading hours.

“Default” means any event that is, or after notice or passage of time would be, an Event of Default.

“Defaulted Amounts” means any amounts on any Note (including, without limitation, the Fundamental Change Repurchase Price, principal and interest) that are payable but are not punctually paid or duly provided for.

“Depositary” has the meaning specified in Section 2.11(b).

“Distributed Property” has the meaning specified in Section 5.04(c).

“Dollars” and “$” means the currency of The United States of America.

“DTA” means the dividend threshold amount, which shall initially be $0.43 per share per quarter and is subject to adjustment on an inversely proportional basis whenever the Conversion Rate is adjusted other than adjustments made pursuant Section 5.04(d). If an adjustment is required to be made pursuant to Section 5.04(d) as a result of a distribution that is not a regular, quarterly dividend, the DTA will be deemed to be zero with respect to that particular adjustment.

“DTC” means The Depository Trust Company, a New York corporation, or any successor Depositary.

“effective date” with respect to a stock split or stock combination, means the first date on which the shares of Common Stock trade on the Relevant Stock Exchange, regular way, reflecting such stock split or stock combination, as applicable.

“Effective Date” has the meaning specified in Section 5.03(c).

“Event of Default” has the meaning specified in Section 7.01.

“Ex-Dividend Date” means the first date on which the shares of the Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive the issuance, dividend or distribution in question from the Company or, if applicable, from the seller of the Common Stock on such exchange or market (in the form of due bills or otherwise) as determined by such exchange or market.  For the avoidance of doubt, any alternative trading convention on the applicable exchange or market in respect of Common Stock under a separate ticker symbol or CUSIP number will not be considered “regular way” for these purposes.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Expiration Date” has the meaning specified in Section 5.04(e).

“Fundamental Change” will be deemed to have occurred at the time after the Notes are originally issued if any of the following occurs:

(1)                                 a “person” or “group” within the meaning of Section 13(d) of the Exchange Act other than the Company, its Subsidiaries and its and their employee benefit plans, files a Schedule TO or any schedule, form or report under the Exchange Act disclosing that such person or group has become the direct or indirect “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of the Company’s Common Equity representing more than 50% of the voting power of the Company’s Common Equity;

(2)                                 the consummation of (A) any recapitalization, reclassification or change of Common Stock (other than changes in par value, or from par value to no par value or from no par value to par value, or changes resulting from a subdivision or combination of Common Stock) as a result of which the Common Stock would be converted into, or exchanged for, stock, other securities, other property or assets; (B) any statutory share exchange, consolidation or merger of the Company pursuant to which the Common Stock will be converted into, or exchanged for, stock, other securities or other property or assets; or (C) any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of the consolidated assets of the Company and its Subsidiaries, taken as a whole, to any person other than one of the Company’s wholly-owned Subsidiaries; provided, however, that neither (a) a transaction described in clause (A) or (B) in which the holders of all classes of the Company’s Common Equity immediately prior to such transaction “beneficially own,” directly or indirectly, more than 50% of all classes of the Company’s Common Equity of the continuing or surviving entity or transferee or the parent thereof immediately after such transaction in substantially the same proportions as such ownership immediately prior to such transaction, nor (b) any merger by the Company solely for the purpose of changing its jurisdiction of incorporation that results in a reclassification, conversion or exchange of outstanding shares of Common Stock solely into shares of common stock of the surviving entity, shall be a Fundamental Change pursuant to this clause (2);

(3)                                 the Company’s stockholders approve any plan or proposal for its liquidation or dissolution; or

(4)                                 the Common Stock ceases to be listed or quoted on any of The New York Stock Exchange, The NASDAQ Global Select Market or The NASDAQ Global Market (or any of their respective successors).

A transaction or transactions described in clause (1) or (2) above will not constitute a Fundamental Change, however, if at least 90% of the consideration received or to be received by holders of Common Stock (excluding cash payments for fractional shares or pursuant to dissenters’ appraisal rights) in connection with such transaction or transactions consists of shares of common stock or common equity interests that are listed or quoted on any of The New York Stock Exchange, The NASDAQ Global Select Market or The NASDAQ Global Market or (or any of their respective successors) or will be so listed or quoted when issued or exchanged in connection with such transaction or transactions and as a result of such transaction or transactions such consideration becomes the Reference Property for the Notes, subject to the provisions set forth in Section 5.02.

For the purposes of this definition of “Fundamental Change,” any transaction or event that constitutes a Fundamental Change under both clauses (1) and (2) above (determined without regard to the proviso in clause (2) above) shall be deemed to constitute a Fundamental Change solely under clause (2) of this definition of “Fundamental Change.”

If any transaction in which Common Stock is replaced by the securities of another entity occurs, following completion of any related Make-Whole Fundamental Change Period (or, in the case of a transaction that would have been a Fundamental Change or a Make-Whole Fundamental Change but for the second immediately preceding paragraph, following the effective date of such transaction), references to the Company in the definition of “Fundamental Change” above shall instead be references to such other entity.

For the avoidance of doubt, the announced conversion of KKR & Co. L.P. to a corporation and related internal reorganization transactions shall not constitute a “Fundamental Change.”

“Fundamental Change Expiration Time” has the meaning specified in Section 4.01(c).

“Fundamental Change Repurchase Date” has the meaning specified in Section 4.01(a).

“Fundamental Change Repurchase Notice” has the meaning specified in Section 4.01(a).

“Fundamental Change Repurchase Price” has the meaning specified in Section 4.01(a).

“Fundamental Change Repurchase Right Notice” has the meaning specified in Section 4.01(b).

“GAAP” means accounting principles generally accepted in the United States of America set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect as of the date of determination.

“Global Note” has the meaning specified in Section 2.11(b).

“Holder” means a person in whose name a Note is registered.

“Indenture” means this Indenture as amended or supplemented from time to time and shall include the form and terms of the Notes established as contemplated hereunder.

“Initial Notes” has the meaning specified in Section 2.01.

“Initial Purchasers” means the initial purchasers listed in Schedule I to the Purchase Agreement.

“Interest Payment Date” means May 15 and November 15 of each year, beginning on November 15, 2018.

“Last Reported Sale Price” of the Common Stock on any date means:

(a)                                 the closing sale price per share (or if no closing sale price per share is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on that date as reported in composite transactions for the Relevant Stock Exchange;

(b)                                 if the Common Stock is not listed for trading on a Relevant Stock Exchange on that date, the last quoted bid price per share of the Common Stock in the over-the-counter market on the relevant date as reported by OTC Markets Group, Inc. or a similar organization; and

(c)                                  if the Common Stock is not so quoted, the average of the mid-point of the last bid and ask prices for shares of the Common Stock on that date from each of at least three nationally recognized independent investment banking firms selected by the Company for this purpose. The “Last Reported Sale Price” shall be determined without regard to after-hours trading or any other trading outside of regular trading session hours.

“Make-Whole Fundamental Change” means any transaction or event that constitutes a Fundamental Change, after giving effect to any exceptions or exclusions under the definition of Fundamental Change, but without regard to subclause (a) of the proviso in clause (2) of the definition of Fundamental Change.

“Make-Whole Fundamental Change Company Notice” has the meaning specified in Section 5.03(a).

“Make-Whole Fundamental Change Period” has the meaning specified in Section 5.03(a).

“Market Disruption Event” means:

(a)                                 a failure by the Relevant Stock Exchange to open for trading during its regular trading session; or

(b)                                 the occurrence or existence prior to 1:00 p.m., New York City time, on any Scheduled Trading Day for the Common Stock for more than one half-hour period in the aggregate during regular trading hours of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the Relevant Stock Exchange or otherwise) in the Common Stock or in any option contracts or futures contracts relating to the Common Stock.

“Maturity” when used with respect to any Note, means the date on which the principal of such Note becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, notice of option to elect repayment or otherwise.

“Measurement Period” has the meaning specified in Section 5.01(b)(i).

“Note” and “Notes” have the meaning specified in the Recitals and include the Initial Notes and any Additional Notes. The Initial Notes and Additional Notes shall be treated as a single class for all purposes under this Indenture.  The term “Note” in this Indenture shall refer to each $1,000 principal amount of Notes.

“Notice of Conversion” has the meaning specified in Section 5.02(b)(ii)(A).

“Observation Period” with respect to any Note surrendered for conversion means:

(a)                                 if the relevant Conversion Date occurs prior to February 15, 2023, the 40 consecutive VWAP Trading Day period beginning on, and including, the second VWAP Trading Day immediately succeeding such Conversion Date; and

(b)                                 if the relevant Conversion Date occurs on or after February 15, 2023, the 40 consecutive VWAP Trading Day period beginning on, and including, the 42nd Scheduled Trading Day immediately preceding the Stated Maturity.

“Officer” means the Chairman of the Board, any President, any Vice-President, the Treasurer, the Secretary, any Assistant Treasurer or any Assistant Secretary of the Company.

“Officer’s Certificate” means a certificate signed on behalf of the Company by an Officer.

“Open of Business” means 9:00 a.m. New York City time.

“Opinion of Counsel” means a written opinion of legal counsel who is reasonably acceptable to the Trustee.  The counsel may be an employee of or counsel to the Company or any Subsidiary of the Company.

“Original Issuance Date” means (i) with respect to Initial Notes issued pursuant to the Purchase Agreement, including any Initial Notes issued pursuant to the Initial Purchaser’s option to purchase additional Notes (or any Notes issued in exchange therefor or in substitution thereof), the last issue date of the original issuance of such Notes; and (ii) with respect to any other Notes, the last issue date of the original issuance thereof as similarly determined.

“Ownership Limitation” means the restrictions contained in Article VI of the Company’s charter (or a succesor provision in the Company’s charter as it may be further amended).

“Paying Agent” has the meaning specified in Section 2.03.

“person” means any individual, corporation, partnership, joint venture, association, limited liability company, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Physical Settlement” has the meaning specified in Section 5.02(a).

“principal” of a Note means the principal of the Note plus, when appropriate, the premium, if any, on, and any additional amounts in respect of, the Note.

“Purchase Agreement” means the purchase agreement, dated May 15, 2018, among the Company, KKR Real Estate Finance Manager LLC and the Initial Purchasers relating to the offer and sale of the Initial Notes.

“Record Date” means, with respect to any dividend, distribution or other transaction or event in which the holders of Common Stock have the right to receive any cash, securities or other property or in which Common Stock (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of holders of Common Stock entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors or a duly authorized committee thereof, statute, contract or otherwise).

“Reference Property” has the meaning specified in Section 5.07(a).

“Reference Property Unit” has the meaning specified in Section 5.07(a).

“Register” has the meaning specified in Section 2.03.

“Registrar” has the meaning specified in Section 2.03.

“Regular Record Date” has the meaning specified in Section 3.01(b).

“Relevant Stock Exchange” means The New York Stock Exchange or, if the Common Stock is not then listed on The New York Stock Exchange, the principal other U.S. national or regional securities exchange or market on which the Common Stock is then listed.

“Reporting Additional Interest” has the meaning specified in Section 7.02(a).

“Reporting Event of Default” has the meaning specified in Section 7.02(a).

“Resale Restriction Termination Date” has the meaning specified in Section 2.06(e)(ii).

“Responsible Officer” means any officer of the Trustee in its Corporate Trust Office having responsibility for administration of this Indenture and also means, with respect to a particular corporate trust matter, any other officer to whom any corporate trust matter is referred because of his or her knowledge of and familiarity with a particular subject.

“Restricted Note” has the meaning specified in Section 2.06(e)(i).

“Restricted Securities” has the meaning specified in Section 2.06(e)(i).

“Restricted Securities Legend” means a legend in the form set forth in Exhibit A, or any other substantially similar legend indicating the restricted status of the Notes under Rule 144.

“Restricted Stock Legend” means a legend in the form set forth in Exhibit B, or any other substantially similar legend indicating the restricted status of any shares of Common Stock issued upon conversion of the Notes under Rule 144.

“Rule 144” means Rule 144 under the Securities Act (or any successor provision thereof), as it may be amended from time to time.

“Rule 144 Additional Interest” has the meaning specified in Section 3.08(c).

“Rule 144A” means Rule 144A under the Securities Act (or any successor provision thereof), as it may be amended from time to time.

“Scheduled Trading Day” means a day that is scheduled to be a Trading Day on the Relevant Stock Exchange.  If the Common Stock is not so listed or admitted for trading, “Scheduled Trading Day” means a Business Day.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Securities Custodian” means the Trustee, as custodian with respect to the Global Note, or any successor thereto.

“Settlement Amount” has the meaning specified in Section 5.02(a)(iii).

“Settlement Method” means, with respect to any conversion of Notes, Physical Settlement, Cash Settlement or Combination Settlement, as elected (or deemed to have been elected) by the Company.

“Significant Subsidiaries” means a subsidiary that is a “significant subsidiary” as defined under Rule 1-02(w) of Regulation S-X under the Exchange Act.

“Specified Dollar Amount” means, with respect to any conversion of Notes, the maximum cash amount per $1,000 principal amount of Notes to be received upon conversion (excluding cash in lieu of any fractional share of the Common Stock) as specified in the notice specifying the Company’s chosen Settlement Method or as otherwise deemed to have been specified by the Company.

“Spin-Off” has the meaning specified in Section 5.04(c)(B).

“Stated Maturity” means May 15, 2023.

“Stock Price” has the meaning specified in Section 5.03(c).

“Subsidiary” of any specified person means any corporation, association, partnership or other business entity of which at least a majority of the outstanding stock having by the terms thereof ordinary voting power for the election of directors of such entity (irrespective of whether or not at the time stock of any other class or classes of such entity shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned by such person, or by one or more other Subsidiaries, or by such person and one or more other Subsidiaries.

“Successor Company” has the meaning specified in Section 8.01(i).

“Trading Day” means a day on which:

(a)                                 trading in the Common Stock generally occurs on the Relevant Stock Exchange, or, if the Common Stock is not then listed on a Relevant Stock Exchange, on the principal other market on which the Common Stock is then listed or admitted for trading; and

(b)                                 a Last Reported Sale Price for the Common Stock is available on such securities exchange or market,

provided, however, that if the Common Stock is not listed or traded as described in clause (a), “Trading Day” means a Business Day.

“Trading Price” per $1,000 principal amount of the Notes on any date of determination means the average of the secondary market bid quotations obtained by the Bid Solicitation Agent for $2,000,000 principal amount of Notes at approximately 3:30 p.m., New York City time, on such determination date from three independent nationally recognized securities dealers the Company selects for this purpose; provided that if three such bids cannot reasonably be obtained by the Bid Solicitation Agent but two such bids are obtained, then the average of the two bids shall be used, and if only one such bid can reasonably be obtained by the Bid Solicitation Agent, that one bid shall be used. If the Bid Solicitation Agent cannot reasonably obtain at least one bid for $2,000,000 principal amount of Notes from a nationally recognized securities dealer, then the Trading Price per $1,000 principal amount of Notes shall be deemed to be less than 98% of the product of the Last Reported Sale Price of the Common Stock and the Conversion Rate on such date.

“Trigger Event” has the meaning specified in Section 5.04(c).

“Trustee” has the meaning specified in the first paragraph of this Indenture.

“Valuation Period” has the meaning specified in Section 5.04(c).

“VWAP Trading Day” means a day on which: (a) there is no Market Disruption Event; and (b) trading in the Common Stock generally occurs on the Relevant Stock Exchange, provided, however, that if the Common Stock is not so listed or admitted for trading, “VWAP Trading Day” means a “Business Day.”

Section 1.02                             Section References.  References to Articles, Sections, Exhibits, Annexes and Schedules are to Articles, Sections, Exhibits, Annexes and Schedules of this Indenture unless otherwise specified.

Section 1.03                             Rules of Construction.  Unless the context otherwise requires:

(a)                                 a term has the meaning assigned to it;

(b)                                 an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(c)                                  “or” is not exclusive;

(d)                                 words in the singular include the plural, and in the plural include the singular; and

(e)                                  provisions apply to successive events and transactions.

ARTICLE II.
THE NOTES

Section 2.01                             Designation and Terms of Notes.  There is hereby created and designated a series of Notes under this Indenture: the title of the Notes shall be “6.125% Convertible Senior Notes Due 2023.”

The aggregate principal amount of the Notes that initially may be authenticated and delivered under this Indenture (the “Initial Notes”) shall be limited to $143,750,000, subject to increase as set forth in Section 2.13.

The Notes shall mature on the Stated Maturity.

Principal and interest (including Additional Interest, if any) on Global Notes shall be payable in the manner set forth in Section 3.01.

The Notes shall be convertible as provided in Article V.

Section 2.02                             Execution and Authentication.  An Officer shall sign the Notes for the Company by manual or facsimile signature.

If an Officer whose signature is on a Note no longer holds that office at the time the Note is authenticated, the Notes shall nevertheless be valid.

At any time, the Company may deliver Notes executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Notes, and the Trustee, in accordance with such Company Order, shall authenticate and deliver such Notes.

A Note shall not be valid until authenticated by the manual or facsimile signature of the Trustee or an authenticating agent.  The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

The Notes shall originally be issued only in registered form without coupons and only in denominations of $1,000 of principal amount and any integral multiples of $1,000 in excess thereof.

The Trustee shall authenticate the Notes for original issue in the principal amount of the Notes, upon receipt by the Trustee of a Company Order.  Such Company Order may authorize authentication and delivery pursuant to oral or electronic instructions from the Company or its duly authorized agent or agents, which oral instructions shall be promptly confirmed in writing.  Each Note shall be dated the date of its authentication.

The Trustee may appoint an authenticating agent acceptable to the Company to authenticate the Notes.  An authenticating agent may authenticate the Notes whenever the Trustee may do so.  Each reference in this Indenture to authentication by the Trustee includes authentication by such agent.  An authenticating agent has the same rights as an Agent to deal with the Company or an Affiliate of the Company.

Section 2.03                             Registrar and Paying Agent.  The Company shall maintain an office or agency where the Notes may be presented or surrendered for payment (“Paying Agent”) and where the Notes may be surrendered for registration of transfer or exchange (“Registrar”).  The Registrar shall keep a register with respect to the Notes and to their transfer and exchange.

The Company will give prompt written notice to the Trustee of the name and address, and any change in the name or address, of each Registrar or Paying Agent.  If at any time the Company shall fail to maintain any such required Registrar or Paying Agent or shall fail to furnish the Trustee with the name and address thereof, such presentations and surrenders, may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations and surrenders.  The Registrar shall keep a register for the recordation of, and shall record, the names and addresses of Holders of the Notes, the Notes held by each Holder and the transfer and exchange of the Notes, and exchange of the Notes into shares of Common Stock (the “Register”).  The entries in the Register shall be conclusive, and the parties may treat each person whose name is recorded in the Register pursuant to the terms hereof as a Holder hereunder for all purposes of this Indenture.  The Company may also from time to time designate one or more co-registrars or additional paying agents and may from time to time rescind such designations.  The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the name or address of any such co-registrar or additional paying agent.  The term “Registrar” includes any co-registrar and the term “Paying Agent” includes any additional paying agent. The Company or any of its Affiliates may serve as Registrar or Paying Agent.

The Company hereby appoints the Trustee as the initial Registrar and Paying Agent for the Notes.

Section 2.04                             Paying Agent to Hold Money in Trust.  The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust, for the benefit of Holders, or the Trustee, all money held by the Paying Agent for the payment of principal of or interest on the Notes, and will notify the Trustee in writing of any default by the Company in making any such payment.  While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee.  The Company at any time may require a Paying Agent to pay all money held by it to the Trustee.  Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Subsidiary of the Company) shall have no further liability for the money.  If the Company or a Subsidiary of the Company acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy, reorganization or similar proceeding with respect to the Company, the Trustee shall serve as Paying Agent for the Notes.

Section 2.05                             List of Note Holders.The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of the Holders.  If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least ten days before each Interest Payment Date and at such other times as the Trustee may request in writing a list, in such form and as of such date as the Trustee may reasonably require, of the names and addresses of the Holders.

Section 2.06                             Registration, Transfer and Exchange.

(a)                                 Subject to Section 2.15 hereof and the other provisions of this Section 2.06, upon surrender for registration of transfer of any Note, together with a written instrument of transfer satisfactory to the Registrar duly executed by the Holder or such Holder’s attorney-in-fact duly authorized in writing, at the office or agency of the Registrar or co-Registrar pursuant to Section 2.03, (i) the Company shall execute, and the Trustee (or any authenticating agent) shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof, of a like aggregate principal amount and bearing such restrictive legends as may be required by this Indenture and (ii) the Registrar shall record the information required pursuant to Section 2.03 regarding the designated transferee or transferees in the Register.  No service charge shall be imposed by the Company, the Trustee, the Registrar, any co-Registrar or the Paying Agent for any registration of transfer or exchange of Notes, but the Company may require a Holder to pay a sum sufficient to cover any transfer tax or other similar governmental charge required in connection therewith as a result of the name of the Holder of new Notes issued upon such exchange or registration of transfer being different from the name of the Holder of the old Notes surrendered for registration of transfer or exchange.

The Company shall not be required to make, and the Registrar need not register, transfers or exchanges of any Note (x) surrendered for conversion into shares of Common Stock or (y) in respect of which a Fundamental Change Repurchase Notice has been given and not validly withdrawn by the Holder thereof in accordance with the terms of this Indenture (except, in the case of a Note to be converted into shares of Common Stock or purchased in part by the Company, the portion of such Note not to be so converted or purchased).

(b)                                 Notwithstanding any provision to the contrary herein, so long as a Global Note remains outstanding and is held by or on behalf of the Depositary, transfers of a Global Note, in whole or in part, shall be made only in accordance with this Section 2.06(b) and Section 2.11.  Transfers of a Global Note shall be limited to transfers of such Global Note to the Depositary, to nominees of the Depositary or to a successor of the Depositary or such successor’s nominee.

(c)                                  Successive registrations and registrations of transfers and exchanges as aforesaid may be made from time to time as desired, and each such registration shall be noted on the Register.

(d)                                 Any Registrar appointed pursuant to Section 2.03 shall provide to the Trustee such information as the Trustee may require in connection with the delivery by such Registrar of Notes upon transfer or exchange of Notes.

(e)                                  Transfer Restrictions.

(i)                                     Every Note that bears or is required under this Section 2.06(e) to bear the Restricted Securities Legend (a “Restricted Note”, together with any Common Stock issued upon conversion of the Notes and required to bear the Restricted Stock Legend, collectively, the “Restricted Securities”) shall be subject to the restrictions on transfer set forth in this Section 2.06(e) and such legend unless such restrictions on transfer shall be eliminated or otherwise waived by written consent of the Company, and the Holder of each such Restricted Security, by such Holder’s acceptance thereof, agrees to be bound by all such restrictions on transfer. As used in this Section 2.06(e), the term “transfer” encompasses any sale, pledge, transfer or other disposition whatsoever of any Restricted Security.

(ii)                                  Until the date (the “Resale Restriction Termination Date”) that is the later of (1) the date that is one year after the Original Issuance Date, or such shorter period of time as permitted by Rule 144, and (2) such later date, if any, as may be required by applicable law, any certificate evidencing the Notes (and all securities issued in exchange therefor or substitution thereof, other than Common Stock, if any, issued upon conversion thereof, which shall bear the Restricted Stock Legend, if applicable) shall bear the Restricted Securities Legend (unless such Notes have been transferred pursuant to a registration statement that has become or been declared effective under the Securities Act and that continues to be effective at the time of such transfer or unless otherwise agreed by the Company in writing, with written notice thereof to the Trustee).

(iii)                               No transfer of any Restricted Note prior to the Resale Restriction Termination Date will be registered by the Registrar unless the applicable box on the Assignment Form has been checked.

(iv)                              Any Note as to which such restrictions on transfer shall have expired in accordance with their terms may, upon surrender of such Note for exchange to the Registrar in accordance with the provisions of this Section 2.06, be exchanged for a new Note or Notes, of like tenor and aggregate principal amount, which shall not bear the Restricted Securities Legend and shall not be assigned (or deemed assigned) a restricted CUSIP number.

The Restricted Securities Legend affixed on any Note will be deemed, in accordance with the terms of the certificate representing such Note, to be removed therefrom upon the Company’s delivery to the Trustee of written notice to such effect, without further action by the Company, the Trustee, the Holder(s) thereof or any other person; at such time, such Note will be deemed to be assigned an unrestricted CUSIP number as provided in the certificate representing such Note, it being understood that the Depositary of any Global Note may require a mandatory exchange or other process to cause such Global Note to be identified by an unrestricted CUSIP number in the facilities of such Depositary. Without limiting the generality of any other provision of this Indenture, the Trustee will be entitled to receive an instruction letter from the Company before taking any action with respect to effecting any such mandatory exchange or other process. The Company and the Trustee reserve the right to require the delivery of such legal opinions, certifications or other evidence as may reasonably be required in order to determine that any proposed transfer of any Note is being made in compliance with the Securities Act and applicable state securities laws. The Company shall be entitled to instruct the Securities Custodian in writing to so surrender any Global Note as to which such restrictions on transfer shall have expired in accordance with their terms for exchange and pursuant to Applicable Procedures, and, upon such instruction, the Securities Custodian shall so surrender such Global Note for exchange in accordance with Applicable Procedures; and any new Global Note so exchanged therefor shall not bear the Restricted Securities Legend and shall not be assigned (or deemed assigned) a restricted CUSIP number. The Company shall promptly notify the Trustee in writing upon the occurrence of the expiration of the restrictions on transfer. The Company shall deliver to the Trustee a Company Order for the authentication of the new Global Note which shall not bear the Restricted Securities Legend, an Officers’ Certificate, and an Opinion of Counsel. In addition, any certificate for Common Stock bearing the Restricted Stock Legend as to which such restrictions on transfer shall have expired in accordance with their terms may, upon surrender of such certificate for exchange to the transfer agent of the Common Stock, be exchanged for a new certificate for the same number of shares of Common Stock without a Restricted Securities Legend, and the Company shall cause such transfer agent to comply with the foregoing.

Section 2.07                             Mutilated, Destroyed, Lost and Stolen NotesIf any mutilated Note is surrendered to the Trustee, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a new Note of like tenor and principal amount and bearing a number not contemporaneously outstanding.

If there shall be delivered to the Company and the Trustee (i) evidence to their satisfaction of the destruction, loss or theft of any Note and (ii) such security or indemnity bond as may be required by each of them to hold itself and any of its agents harmless, then, in the absence of notice to the Company or the Trustee that such Note has been acquired by a bona fide purchaser, the Company shall execute and, upon Company Order the Trustee shall authenticate and make available for delivery, in lieu of any such destroyed, lost or stolen Note, a new Note of like tenor and principal amount and bearing a number not contemporaneously outstanding.

In case any such mutilated, destroyed, lost or stolen Note has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Note, pay such Note.

Upon the issuance of any new Note under this Section 2.07, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

Every new Note issued pursuant to this Section 2.07 in lieu of any destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.

The provisions of this Section 2.07 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

Section 2.08                             Outstanding NotesThe Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest on a Global Note effected by the Trustee in accordance with the provisions hereof and those described in this Section 2.08 as not outstanding.

If a Note is replaced pursuant to Section 2.07, it ceases to be outstanding until the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser.

If the Paying Agent (other than the Company, a Subsidiary of the Company or an Affiliate of the Company) holds on the Maturity of the Notes money sufficient to pay such Notes payable on that date, then on and after that date such Notes cease to be outstanding and interest on them ceases to accrue.

Section 2.09                             Temporary Securities.  Until definitive Notes are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Notes upon the Trustee’s receipt of a Company Order.  Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the Company considers appropriate for temporary Notes.  Without unreasonable delay, the Company shall prepare and the Trustee upon receipt of a Company Order shall authenticate definitive Notes in exchange for temporary Notes.  Until so exchanged, temporary Notes shall have the same rights under this Indenture as the definitive Notes.

Section 2.10                             Denominations.  The Notes shall be issuable only in fully registered form without interest coupons and only in minimum denominations of $1,000 and any integral multiple thereof.

Section 2.11                             Form and Dating.

(a)                                 The Notes and the corresponding Trustee’s certificate of authentication shall be substantially in the respective forms set forth in Exhibit A, which Exhibit is incorporated in and made part of this Indenture.  The Notes may have notations, legends or endorsements required by law, exchange rule, Applicable Procedures or usage.  The Company shall provide any such notations, legends or endorsements to the Trustee in writing.  Each Note shall be dated the date of its authentication.

(b)                                 Global Notes.

(i)                                     All of the Notes shall be issued initially in the form of one or more Notes in global form, which shall be deposited on behalf of the purchasers of the Notes represented thereby with the Trustee, at its Corporate Trust Office, as Securities Custodian for the depositary, DTC (such depositary, or any successor thereto, being hereinafter referred to as the “Depositary”), and registered in the name of its nominee, Cede & Co., or as otherwise instructed by the Depositary duly executed by the Company and authenticated by the Trustee as hereinafter provided (the “Global Note”).  A Global Note may be transferred, in whole or in part, only to another nominee of the Depositary or to a successor of the Depositary or its nominee.  Beneficial interest in a Global Note may be held directly through the Depositary if such Holder is a participant in the Depositary, or indirectly through organizations that are participants in the Depositary.  Transfers between participants shall be effected in the ordinary way in accordance with Applicable Procedures and shall be settled in clearing house funds.  The aggregate principal amount of the Global Notes may from time to time be increased or decreased by adjustments made on the records of the Securities Custodian and the Depositary as hereinafter provided, subject in each case to compliance with the Applicable Procedures and the provisions of this Indenture.

(ii)                                  Each Global Note shall represent such of the outstanding Notes as shall be specified therein and each shall provide that it shall represent the aggregate amount of outstanding Notes from time to time endorsed thereon and that the aggregate amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges, purchases, repurchases or conversions of such Notes.  Any adjustment of the aggregate principal amount of a Global Note to reflect the amount of any increase or decrease in the amount of outstanding Notes represented thereby shall be made by the Trustee in accordance with Applicable Procedures and shall be made on the records of the Trustee and the Depositary.

(iii)                               The Depositary, as a Holder, may appoint agents and otherwise authorize participants to give or take any request, demand, authorization, direction, notice, consent, waiver or other action which a Holder is entitled to give or take under this Indenture.

(iv)                              Notwithstanding the other provisions of this Indenture, unless otherwise specified as contemplated by Section 2.02, payment of the principal of, premium, if any, and interest, if any, on any Global Note shall be made to the Holder thereof.

(v)                                 The Company, the Trustee and any Agent shall treat a person as the Holder of such principal amount of Notes represented by a Global Note as shall be specified in a written statement of the Depositary or by the applicable procedures of such Depositary with respect to such Global Note, for purposes of obtaining any consents, declarations, waivers or directions required to be given by the Holders pursuant to this Indenture.

(c)                                  Certificated Notes.  Beneficial interests in a Global Note may be exchanged for certificated Notes:

(i)                                     if (x) the Depositary for such Global Note notifies the Company that it is unwilling or unable to continue as Depositary for such Global Note or if at any time such Depositary ceases to be a clearing agency registered under the Exchange Act, and, in either case, the Company fails to appoint a successor Depositary registered as a clearing agency under the Exchange Act within 90 days of such event or (y) the Company executes and delivers to the Trustee an Officer’s Certificate to the effect that such Global Note shall be so exchangeable;

(ii)                                  if an Event of Default has occurred and is continuing; or

(iii)                               if the holder of such beneficial interest and the Company agree to such exchange.

Except as provided in this Section 2.11, a Global Note may not be transferred except as a whole by the Depositary with respect to such Global Note to a nominee of such Depositary, by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such a successor Depositary.

Section 2.12                             Conversion Agent.  The Company shall maintain an office or agency where Notes may be presented for conversion (the “Conversion Agent”).  The Company will give prompt written notice to the Trustee of the name and address, and any change in the name or address, of the Conversion Agent.  If at any time the Company shall fail to maintain the Conversion Agent or shall fail to furnish the Trustee with the name and address thereof, such presentations may be made at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations.

The Company may have one or more additional conversion agents.  The term “Conversion Agent” includes any such additional conversion agents.  The Company hereby initially appoints the Trustee Conversion Agent in connection with the Notes.

Section 2.13                             Further Issues; Repurchases.  The Company may, without the consent of the Holders, reopen this Indenture and issue Additional Notes with the same terms and the same CUSIP number as the Initial Notes (other than differences in the issue price, interest accrued prior to the issue date of such Additional Notes, transfer restrictions and other related matters) in an unlimited aggregate principal amount, provided that if any such Additional Notes are not fungible with the Initial Notes for U.S. federal income tax purposes, such Additional Notes shall have a separate CUSIP number.  Prior to the issuance of any such Additional Notes, the Company shall deliver to the Trustee a Company Order and an Officer’s Certificate, which shall cover such matters, in addition to those required by Section 13.07, as the Trustee shall request.  In addition, upon the request of the Trustee, the Company shall furnish to the Trustee an Opinion of Counsel which shall cover the matters required by Section 13.07.  The Company shall cause any Notes repurchased by the Company pursuant to the foregoing sentence or otherwise (other than Notes repurchased pursuant to cash-settled swaps or other derivatives) to be surrendered to the Trustee for cancellation and such Notes will no longer be Outstanding under the Indenture upon their repurchase.

Section 2.14                             Cancellation.  The Company at any time may deliver the Notes to the Trustee for cancellation.  The Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment.  The Trustee shall cancel all Notes surrendered for transfer, exchange, payment, replacement or cancellation and shall destroy such canceled Notes (subject to the record retention requirement of the Exchange Act and the Trustee) and deliver a certificate of such cancellation to the Company, upon written request of the Company.  The Company may not issue new Notes to replace Notes that it has paid or delivered to the Trustee for cancellation.

Section 2.15                             Persons Deemed Owners.  Prior to due presentment of a Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the person in whose name such Note is registered in the Register as the owner of such Note for the purpose of receiving payment of principal, interest, if any, or payment of the Fundamental Change Repurchase Price, for the purpose of exchange and for all other purposes whatsoever, subject to Section 2.06, Section 2.08 and Section 2.11(c), whether or not such Note be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

Section 2.16                             CUSIP Numbers.  The Company in issuing the Notes shall use restricted CUSIP and ISIN numbers (if then generally in use) until such time as the Restricted Securities Legend is removed pursuant to Section 2.06(e). At such time as the Restricted Securities Legend is removed from such Notes pursuant to Section 2.06(e), the Company will use an unrestricted CUSIP number for such Notes, but only with respect to the Notes from which such Restricted Securities Legend was so removed.  The Trustee shall use CUSIP numbers in notices as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice and that reliance may be placed only on the other elements of identification printed on the Notes, and any action taken in connection with such notice shall not be affected by any defect in or omission of such numbers.

ARTICLE III.
COVENANTS

Section 3.01                             Payment of Principal and Interest; Method of Payment; Defaulted Amounts. The Company covenants and agrees that it shall duly and punctually pay or cause to be paid the principal of and interest (including Additional Interest, if any), on each of the Notes at the places, at the respective times and in the manner provided herein and in the Notes.

(a)                                 The Notes will bear interest at a rate of 6.125% per year. Interest on the Notes will accrue from and including the initial date of issuance, or from the most recent date to which interest has been paid or duly provided for.  Interest will be payable semiannually in arrears on each Interest Payment Date, beginning on November 15, 2018.  Pursuant to Section 3.08 and Section 7.02 of this Indenture, in certain circumstances, the Holders of Notes shall be entitled to receive Additional Interest.

(b)                                 Interest (including Additional Interest, if any) will be paid to the person in whose name a Note is registered at the Close of Business on May 1 or November 1, as the case may be, immediately preceding the relevant Interest Payment Date, whether or not a Business Day (the “Regular Record Date”). Interest on the Notes will be computed on the basis of a 360-day year composed of twelve 30-day months and, for partial months, on the basis of the number of days actually elapsed in a 30-day month.

(c)                                  The Company will pay the principal of certificated Notes at the office or agency designated by the Company for that purpose.  The Company has initially designated a Corporate Trust Office of the Trustee as its Paying Agent and Registrar as a place where Notes may be presented for payment for or registration of transfer.  The Company will pay any interest on any certificated Note to the Holder of such Note (i) if such Holder holds $1,000,000 or less aggregate principal amount of Notes, by check mailed to such Holder’s registered address, and (ii) if such Holder holds more than $1,000,000 aggregate principal amount of Notes, either (A) by check mailed to such Holder’s registered address or, (B) upon written application by such Holder to the Registrar not later than the relevant Regular Record Date, by wire transfer of immediately available funds to that Holder’s account within the United States, which application shall remain in effect until the Holder notifies the Registrar to the contrary, in writing.

The Company shall pay the principal of, and interest on Global Notes in immediately available funds to the Depositary.

(d)                                 Any Defaulted Amounts shall forthwith cease to be payable to the Holder on the relevant payment date but shall accrue interest per annum at the rate borne by the Notes from, and including, such relevant payment date, and such Defaulted Amounts together with such interest thereon shall be paid by the Company, at its election in each case, as provided in clause (i) or (ii) below:

(i)                                     The Company may elect to make payment of any Defaulted Amounts to the persons in whose names the Notes (or their respective predecessor Notes) are registered at the Close of Business on a special record date for the payment of such Defaulted Amounts, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of the Defaulted Amounts proposed to be paid on each Note and the date of the proposed payment (which shall be not less than 25 days after the receipt by the Trustee of such notice, unless the Trustee shall consent to an earlier date), and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount to be paid in respect of such Defaulted Amounts or shall make arrangements satisfactory to the Trustee for such deposit on or prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the persons entitled to such Defaulted Amounts as in this clause provided. Thereupon the Company shall fix a special record date for the payment of such Defaulted Amounts which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment, and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Company shall promptly notify the Trustee in writing of such special record date and the Trustee, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Amounts and the special record date therefor to be sent to each Holder at its address as it appears in the Note Register, not less than 10 days prior to such special record date. Notice of the proposed payment of such Defaulted

Amounts and the special record date therefor having been sent, such Defaulted Amounts shall be paid to the persons in whose names the Notes (or their respective predecessor Notes) are registered at the Close of Business on such special record date and shall no longer be payable pursuant to the following clause (ii) of this Section 3.01(d).

(ii)                                  The Company may make payment of any Defaulted Amounts in any other lawful manner not inconsistent with the requirements of any securities exchange or automated quotation system on which the Notes may be listed or designated for issuance, and upon such notice as may be required by such exchange or automated quotation system and the Depositary, if, after written notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed satisfactory to the Trustee.

Section 3.02                             Provisions as to Paying Agent.

(a)                                 If the Company shall appoint a Paying Agent other than the Trustee, or if the Trustee shall appoint such a Paying Agent, the Company will cause such Paying Agent to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section 3.02 that such Paying Agent will, during the continuance of any Default by the Company (or any other obligor upon the Notes) in the making of any payment in respect of the Notes, upon the written request of the Trustee, forthwith pay to the Trustee all sums held in trust by such Paying Agent as such.

The Company shall, on or before each due date of the principal of (excluding any Fundamental Change Repurchase Price with respect to), or interest (including Additional Interest, if any) on, the Notes, deposit with the Paying Agent a sum (in funds which are immediately available on the due date for such payment) sufficient to pay such principal or interest, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of any failure to take such action; provided, however, that if such deposit is made on the due date, such deposit shall be received by the Paying Agent by 11:00 a.m. New York City time, on such date.

(b)                                 If the Company shall act as the Company’s own Paying Agent, it will, on or before each due date of the principal of or interest (including Additional Interest, if any) on the Notes, set aside, segregate and hold in trust for the benefit of the Holders of the Notes a sum sufficient to pay such principal or interest (including Additional Interest, if any) so becoming due and will promptly notify the Trustee of any failure to take such action and of any failure by the Company (or any other obligor under the Notes) to make any payment of the principal of or interest (including Additional Interest, if any) on the Notes when the same shall become due and payable.

(c)                                  Anything in this Section 3.02 to the contrary notwithstanding, the Company may, at any time, for the purpose of obtaining a satisfaction and discharge of this Indenture, or for any other reason, pay or cause to be paid to the Trustee all sums held in trust by the Company or any Paying Agent hereunder as required by this Section 3.02, such sums to be held by the Trustee upon the trusts herein contained, and upon such payment by the Company or any Paying Agent to the Trustee, the Company or such Paying Agent shall be released from all further liability with respect to such sums.

(d)                                 Anything in this Section 3.02 to the contrary notwithstanding, the agreement to hold sums in trust as provided in this Section 3.02 is subject to Section 9.03.

(e)                                  The Trustee shall not be responsible for the actions of any other Paying Agents (including the Company if acting as the Company’s own Paying Agent) and shall have no control of any funds held by such other Paying Agents.

Section 3.03                             SEC Filings and Reports.  The Company shall file with the Trustee any documents or reports that the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act (excluding any such information, documents or reports or portions thereof, subject to confidential treatment (or for which the Company has requested confidential treatment) and any correspondence with the SEC) within 15 calendar days after the date the same are required to be filed with the SEC (after giving effect to any grace period provided by Rule 12b-25 under the Exchange Act).  Documents filed by the Company pursuant to the SEC’s “EDGAR” system (or any successor thereto) shall be deemed to constitute “filing” with the Trustee for purposes of this Section 3.03 as of the time such documents are filed via EDGAR, it being understand that the Trustee shall not be responsible for determining whether such filings have been made.

Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants under this Indenture (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates).

Section 3.04                             [Reserved].

Section 3.05                             Compliance Certificate.  To the extent any Notes are outstanding, the Company shall deliver to the Trustee, within 120 calendar days after the end of each fiscal year of the Company (beginning with the year ended December 31, 2018), an Officer’s Certificate stating whether the signers thereof know of any Default that occurred during the previous year.

Section 3.06                             Stay, Extension and Usury Laws.  The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture or the Notes; and the Company (to the extent it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law has been enacted.

Section 3.07                             Delivery of Certain Information.  If, at any time, the Company is not subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company shall, so long as any of the Notes or any shares of Common Stock issued upon conversion thereof will, at such time, constitute “restricted securities” within the meaning of Rule 144(a)(3), upon the written request of any Holder, beneficial owner or prospective purchaser of the Notes or any shares of Common Stock issued upon the conversion of the Notes, furnish to such Holder, beneficial owner or prospective purchaser the information required to be delivered pursuant to Rule 144A(d)(4) to facilitate the resale of the Notes or such shares of Common Stock pursuant to Rule 144A.

Section 3.08                             Rule 144 Additional Interest.

(a)                                 If, at any time during the six-month period beginning on, and including, the date that is six months after the Original Issuance Date, the Company fails to timely file any report that it is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act, as applicable (after giving effect to all applicable grace periods thereunder and other than current reports on Form 8-K), or the Notes are not otherwise freely tradable pursuant to Rule 144 by holders other than the Company’s Affiliates or holders that were the Company’s Affiliates at any time during the three months immediately preceding the sale (as a result of restrictions pursuant to U.S. securities laws), the Company shall pay Additional Interest on the Notes.  Such Additional Interest shall accrue on the Notes at the rate of 0.50% per annum of the principal amount of the Notes outstanding for each day during such period from, and including, the due date of the first missed filing that gives rise to such obligation and continuing or the Notes are not otherwise freely tradable until the earlier of (i) the date that is one year after the Original Issuance Date and (ii) the date all such filings have been made and the Notes are otherwise freely tradable by holders other than the Company’s Affiliates or holders that have been the Company’s Affiliates at any time during the three months immediately preceding without restrictions pursuant to U.S. securities laws or the terms of this Indenture and the Notes.  As used in this Section 3.08(a), documents or reports that the Company is required to “file” with the SEC pursuant to Section 13 or 15(d) of the Exchange Act do not include documents or reports that the Company furnishes to the SEC pursuant to Section 13 or 15(d) of the Exchange Act.

(b)                                 If, and for so long as, the Restricted Securities Legend on the Notes specified in Section 2.06 has not been removed (or deemed removed), the Notes are assigned a restricted CUSIP number or the Notes are not otherwise freely tradable pursuant to Rule 144 by Holders other than the Company’s Affiliates or Holders that were the Company’s Affiliates at any time during the three months immediately preceding the sale (without restrictions pursuant to U.S. securities law or the terms of this Indenture or the Notes) as of the 370th day after Original Issuance Date of the Notes, the Company shall pay Additional Interest on the Notes at a rate equal to 0.50% per annum of the aggregate principal amount of the Notes outstanding until the Restricted Securities Legend on the Notes has been removed (or deemed removed), the Notes are assigned an unrestricted CUSIP number and the Notes are freely tradable pursuant to Rule 144 by Holders other than the Company’s Affiliates (or Holders that were the Company’s Affiliates at any time during the three months immediately preceding the sale) (without restrictions pursuant to U.S. securities law or the terms of this Indenture or such Notes). The Restricted Securities Legend on the Notes shall be deemed removed pursuant to the terms of this Indenture as provided in Section 2.06(e), and, at such time, the Notes will, pursuant to, and subject to the provisions of, such Section, be deemed assigned an unrestricted CUSIP number. However, for the avoidance of doubt, Global Notes will continue to bear Additional Interest pursuant to this paragraph until such time as they are identified by an unrestricted CUSIP in the facilities of the Depositary therefor, as a result of completion of such Depositary’s mandatory exchange process or otherwise.

(c)                                  Additional Interest pursuant to this Section 3.08 will be payable in arrears on each Interest Payment Date following accrual in the same manner as regular interest on the Notes.  Additional Interest pursuant to this Section 3.08 (“Rule 144 Additional Interest”) shall be in addition to any Reporting Additional Interest that may accrue, at the Company’s election, as the sole remedy relating to a Reporting Event of Default under Section 7.02(a). Notwithstanding any other provision in this Indenture, in no event shall Additional Interest accrue on any day (taking into consideration any Additional Interest payable as described in Section 3.08(a), Section 3.08(b) or Section 7.02(a)) at a rate in excess of 0.50% per annum, regardless of the number of events or circumstances giving rise to the requirement to pay such Additional Interest.

(d)                                 If at any time Additional Interest becomes payable by the Company, the Company shall promptly deliver to the Trustee a certificate to that effect and stating (i) the amount of such Additional Interest that is payable and (ii) the date on which such Additional Interest is payable.  Unless and until a Responsible Officer of the Trustee receives such a certificate, the Trustee may assume without inquiry that no Additional Interest is payable.  If the Company has paid Additional Interest directly to the persons entitled to such Additional Interest, the Company shall deliver to the Trustee a certificate setting forth the particulars of such payment.

ARTICLE IV.
REPURCHASE AT OPTION OF THE HOLDER

Section 4.01                             Repurchase at the Option of the Holder Upon a Fundamental Change.

(a)                                 If a Fundamental Change occurs at any time prior to the Stated Maturity, the Holders shall have the right, at such Holders’ option, to require the Company to repurchase all of such Holders’ Notes, or any portion of the principal amount thereof that is equal to $1,000 or an integral multiple of $1,000, on a date (the “Fundamental Change Repurchase Date”, which definition reflects postponement, if any, permitted by the last sentence of this Section 4.01(a)) specified by the Company that is not less than 20 calendar days and not more than 35 calendar days following the date of the Fundamental Change Repurchase Right Notice at a repurchase price (the “Fundamental Change Repurchase Price”) equal to 100% of the principal amount of the Notes to be repurchased, plus accrued and unpaid interest, if any, to, but excluding, the Fundamental Change Repurchase Date, (unless such Fundamental Change Repurchase Date falls after a Regular Record Date but on or prior to the Interest Payment Date to which such Regular Record Date relates, in which case the Company will instead pay, on or, at its election, before such Interest Payment Date, the full amount of accrued and unpaid interest to the Holder of record as of such Regular Record Date and the Fundamental Change Repurchase Price shall be equal to 100% of the principal amount of Notes to be purchased).  Any Notes repurchased by the Company pursuant to this Section 4.01 will be paid for in cash. The Fundamental Change Repurchase Date shall be subject to postponement in order to allow the Company to comply with applicable law.

Repurchases of Notes under this Section 4.01 shall be made, at the option of the Holder thereof, upon:

(i)                                     if the Notes are held in certificated form, delivery to the Trustee (or other Paying Agent appointed by the Company) by a Holder of a written repurchase notice (the “Fundamental Change Repurchase Notice”) or, if the Notes are Global Notes, a notice that complies with the Applicable Procedures, on or before the Close of Business on the Business Day immediately preceding the Fundamental Change Repurchase Date, subject to extension to comply with applicable law; and

(ii)                                  delivery or book-entry transfer of the Notes (together with all necessary endorsements) to the Trustee (or other Paying Agent appointed by the Company) at any time after delivery of the Fundamental Change Repurchase Notice and prior to the Close of Business on the Business Day immediately preceding the Fundamental Change Repurchase Date, subject to extension to comply with applicable law, at the Corporate Trust Office of the Trustee (or other Paying Agent appointed by the Company), such delivery being a condition to receipt by the Holder of the Fundamental Change Repurchase Price therefor; provided that such Fundamental Change Repurchase Price shall be so paid pursuant to this Section 4.01 only if the Note so delivered to the Trustee (or other Paying Agent appointed by the Company) shall conform in all respects to the description thereof in the related Fundamental Change Repurchase Notice.

The Fundamental Change Repurchase Notice shall state:

(A)                               if certificated, the certificate numbers of Notes to be delivered for repurchase;

(B)                               the portion of the principal amount of Notes to be repurchased, which must be $1,000 or an integral multiple thereof; and

(C)                               that the Notes are to be repurchased by the Company pursuant to the applicable provisions of the Notes and this Indenture;

provided, however, that if the Notes are Global Notes, the Fundamental Change Repurchase Notice must comply with the Applicable Procedures.

The Trustee (or other Paying Agent appointed by the Company) shall promptly notify the Company of the receipt by it of any Fundamental Change Repurchase Notice or written notice of withdrawal thereof in accordance with the provisions of subsection (c) of this Section 4.01.

Any certificated Note that is to be repurchased only in part shall be surrendered to the Trustee (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by the Holder thereof or his attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and make available for delivery to the Holder of such certificated Note without service charge, a new certificated Note or new certificated Notes, containing identical terms and conditions, each in an authorized denomination in aggregate principal amount equal to and in exchange for the unrepurchased portion of the principal of the certificated Note so surrendered.

(b)                                 On or before the 20th calendar day after the occurrence of a Fundamental Change, the Company shall provide to all Holders and the Trustee, the Paying Agent (if other than the Trustee) and Conversion Agent (if other than the Trustee) a written notice (the “Fundamental Change Repurchase Right Notice”) of the occurrence of such Fundamental Change and of the resulting repurchase right.

Each Fundamental Change Repurchase Right Notice shall specify:

(i)                                     the events causing the Fundamental Change;

(ii)                                  the effective date of the Fundamental Change;

(iii)                               the last date on which a Holder may exercise its repurchase rights under this Section 4.01;

(iv)                              the Fundamental Change Repurchase Price;

(v)                                 the Fundamental Change Repurchase Date;

(vi)                              the name and address of the Paying Agent and the Conversion Agent (if other than the Trustee);

(vii)                           the applicable Conversion Rate and, if applicable, any adjustments to the applicable Conversion Rate resulting from such Fundamental Change;

(viii)                        that the Notes with respect to which a Fundamental Change Repurchase Notice has been delivered by a Holder may be converted only if the Holder withdraws the Fundamental Change Repurchase Notice in accordance with the terms of this Indenture; and

(ix)                              the procedures the Holder must follow to require the Company to repurchase its Notes under this Section 4.01.

Simultaneously with providing such notice, the Company shall issue a press release or publish the information on its website or through such other public medium as the Company may use at that time.

No failure of the Company to give the foregoing notices and no defect therein shall limit the Holders’ repurchase rights or affect the validity of the proceedings for the repurchase of the Notes pursuant to this Section 4.01.

(c)                                  Holders may withdraw a Fundamental Change Repurchase Notice in whole or in part by means of a written notice of withdrawal delivered to the Paying Agent in accordance with the Fundamental Change Repurchase Right Notice at any time prior to the Close of Business on the Business Day immediately preceding the Fundamental Change Repurchase Date (the “Fundamental Change Expiration Time”), specifying:

(i)                                     the principal amount of the withdrawn Notes, which must be in principal amounts of $1,000 or an integral multiple thereof;

(ii)                                  if certificated Notes have been issued, the certificate numbers of the withdrawn Notes; and

(iii)                               the principal amount, if any, of such Note that remains subject to the original Fundamental Change Repurchase Notice, which portion must be in principal amounts of $1,000 or an integral multiple of $1,000;

provided, however, that if the Notes are Global Notes, the notice must comply with the Applicable Procedures.

(d)                                 On or prior to 11:00 a.m., New York City time, on the Fundamental Change Repurchase Date, the Company shall deposit with the Trustee (or other Paying Agent appointed by the Company or if the Company is acting as its own Paying Agent, set aside, segregate and hold in trust) an amount of money sufficient to repurchase on the Fundamental Change Repurchase Date all of the Notes to be repurchased on such date at the Fundamental Change Repurchase Price. Subject to receipt of funds and/or Notes by the Trustee (or other Paying Agent appointed by the Company), payment for Notes properly surrendered for repurchase (and not withdrawn) prior to the Fundamental Change Expiration Time shall be made on the later of (x) the Fundamental Change Repurchase Date with respect to such Note (provided the Holder has satisfied the conditions to the payment of the Fundamental Change Repurchase Price in this Section 4.01), or (y) the time of book-entry transfer or the delivery of such Note to the Trustee (or other Paying Agent appointed by the Company) by the Holder thereof in the manner required by this Section 4.01 in accordance with the provisions in Section 3.01(c).  The Trustee shall, promptly after such payment and upon written demand by the Company, return to the Company any funds in excess of the Fundamental Change Repurchase Price.

(e)                                  Subject to a Holder’s right to receive interest on the related Interest Payment Date where the Fundamental Change Repurchase Date, as applicable, falls between a Regular Record Date and the Interest Payment Date to which it relates, if the Trustee (or other Paying Agent appointed by the Company) holds money or securities sufficient to pay the Fundamental Change Repurchase Price on the Fundamental Change Repurchase Date, or if extended in order to allow us to comply with applicable law, such later date, then, with respect to the Notes that have been properly surrendered for repurchase and have not been validly withdrawn: (i) such Notes shall cease to be outstanding and interest shall cease to accrue on such Notes on the Fundamental Change Repurchase Date or, if extended in order to allow us to comply with applicable law, such later date, whether or not book-entry transfer of the Notes is made or whether or not the Notes are delivered to the Paying Agent, and (ii) all other rights of the Holders of such Notes shall terminate on the Fundamental Change Repurchase Date or, if extended in order to allow us to comply with applicable law, such later date (other than (x) the right to receive the Fundamental Change Repurchase Price and (y) if the Fundamental Change Repurchase Date falls after a Regular Record Date but on or prior to the related Interest Payment

Date, the right of the Holder of record on such Regular Record Date to receive the accrued and unpaid interest, if any, to, but not including, the Fundamental Change Repurchase Date).

(f)                                   No Notes may be repurchased at the option of Holders on any date if the principal amount of the Notes has been accelerated, and such acceleration has not been rescinded, on or prior to such date (except in the case of an acceleration resulting from a Default by the Company in the payment of the applicable Fundamental Change Repurchase Price with respect to such Notes).

(g)                                  In connection with any repurchase offer upon the occurrence of a Fundamental Change, the Company shall, if required:

(i)                                     comply with the provisions of Rule 13e-4, Rule 14e-1 and any other tender offer rules under the Exchange Act that may then be applicable;

(ii)                                  file a Schedule TO or any required schedule, under the Exchange Act; and

(iii)                               otherwise comply with all federal and state securities laws in connection with any offer by the Company to repurchase the Notes,

in each case, so as to permit the rights and obligations under this Article IV to be exercised in the time and in the manner specified in this Indenture, subject to postponement in order to allow us to comply with applicable law. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Indenture relating to the Company’s obligations to purchase the Notes upon a Fundamental Change, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under such provisions of this Indenture by virtue of such conflict.

(h)                                 Notwithstanding anything to the contrary in this Article IV, the Company will not be required to repurchase, or make an offer to repurchase, the Notes upon a Fundamental Change if a third party makes such an offer to repurchase in the manner, at the times and otherwise in compliance with the requirements set forth in this Article IV applicable to an offer to repurchase made by the Company and such third party purchases all Notes properly tendered and not validly withdrawn under such offer.

ARTICLE V.
CONVERSION OF NOTES

Section 5.01                             Conversion Privilege.

(a)                                 Subject to and upon compliance with the provisions of this Article V, each Holder shall have the right, at such Holder’s option, to convert all or any portion (if the portion to be converted is $1,000 principal amount or an integral multiple thereof) of such Note:

(i)                                     subject to satisfaction of the conditions described in Section 5.01(b), at any time prior to the Close of Business on the Business Day immediately preceding February 15, 2023 under the circumstances and during the periods set forth in Section 5.01(b);

(ii)                                  on or after February  15, 2023, at any time prior to the Close of Business on the second Scheduled Trading Day immediately preceding the Stated Maturity;

in each case, at an initial conversion rate of 43.9386 shares of Common Stock (subject to adjustment as provided in Section 5.04 and, if applicable, Section 5.03, the “Conversion Rate”) per $1,000 principal amount of Notes (subject to the settlement provisions of Section 5.02, the “Conversion Obligation”).

Notwithstanding any other provision of the Notes or this Indenture, no Holder of Notes will be entitled to receive shares of Common Stock upon conversion of such Notes to the extent (but only to the extent) that such receipt would cause a violation of the Ownership Limitation. Any purported delivery of shares of Common Stock upon conversion of Notes will be void and have no effect to the extent (but only to the extent) that such delivery would result in a violation of the Ownership Limitation. If any delivery of shares of Common Stock owed to a Holder upon conversion of Notes is not made, in whole or in part, as a result of the limitations described in this paragraph, the Company’s obligation to make such delivery shall not be extinguished, and the Company shall deliver such shares as promptly as practicable after the applicable Holder gives notice to the Company and the Company determines that such delivery would not result in a violation of the Ownership Limitation.

(b)                                 (i) Prior to the Close of Business on the Business Day immediately preceding February 15, 2023, a Holder may surrender all or any portion of its Notes (that is $1,000 principal amount or an integral multiple thereof) for conversion at any time during the five Business Day period after any five consecutive Trading Day period (the “Measurement Period”) in which the Trading Price per $1,000 principal amount of Notes, as determined following a request by a Holder in accordance with the procedures and conditions described below in this subsection (b)(i), for each Trading Day of the Measurement Period was less than 98% of the product of the Last Reported Sale Price of the Common Stock and the Conversion Rate on each such Trading Day, subject to compliance with the following procedures concerning the Bid Solicitation Agent’s obligation to make a Trading Price determination.

(A)                               The Bid Solicitation Agent (if other than the Company) shall have no obligation to determine the Trading Price per $1,000 principal amount of the Notes unless the Company has requested such determination, and the Company shall have no obligation to make such request (or, if the Company is acting as Bid Solicitation Agent, the Company shall have no obligation to determine the Trading Price) unless a Holder of at least $1,000,000 in aggregate principal amount of Notes requests in writing that the Company makes such a determination and provides the Company with reasonable evidence that the Trading Price per $1,000 principal amount of Notes would be less than 98% of the product of the Last Reported Sale Price of the Common Stock and the Conversion Rate on such Trading Day. At the time of such request, the Company shall instruct the Bid Solicitation Agent (if other than the Company) to determine, or if the Company is acting as Bid Solicitation Agent, the Company shall determine, the Trading Price per $1,000 principal amount of the Notes beginning on the next Trading Day following the receipt of such evidence and on each successive Trading Day until the Trading Price per $1,000 principal amount of Notes is greater than or equal to 98% of the product of the Last Reported Sale Price of the Common Stock and the Conversion Rate on such Trading Day.

(B)                               If the Trading Price condition has been met, the Company shall so notify the Holders, the Trustee and the Conversion Agent (if other than the Trustee). If, at any time after the Trading Price condition has been met, the Trading Price per $1,000 principal amount of Notes is greater than or equal to 98% of the product of the Last Reported Sale Price of the Common Stock and the Conversion Rate on such Trading Day, the Company shall so notify the Holders, the Trustee and the Conversion Agent (if other than the Trustee).

(C)                               If (x) the Company is not acting as Bid Solicitation Agent, and the Company does not, when it is required to, instruct the Bid Solicitation Agent to obtain bids, or if the Company gives such instruction to the Bid Solicitation Agent and the Bid Solicitation Agent fails to make such determination, or (y) if the Company is acting as Bid Solicitation Agent and it fails to make such determination, then, in either case, the Trading Price per $1,000 principal amount of the Notes shall be deemed to be less than 98% of the product of the Last Reported Sale Price of the Common Stock and the Conversion Rate on each Trading Day of such failure.

(ii)                                  If, prior to the Close of Business on the Business Day immediately preceding February 15, 2023, the Company elects to:

(A)                               issue to all or substantially all holders of Common Stock any rights, options or warrants (other than pursuant to a stockholders rights plan, so long as such rights have not separated from the shares of Common Stock) entitling them, for a period of not more than 45 calendar days after the announcement date of such issuance, to subscribe for or purchase shares of  Common Stock, at a price per share that is less than the average of the Last Reported Sale Prices of Common Stock for the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of such issuance; or

(B)                               distribute to all or substantially all holders of Common Stock the Company’s assets, securities or rights to purchase securities of the Company (other than pursuant to a stockholders rights plan, so long as such rights have not separated from the shares of Common Stock), which distribution has a per share value, as reasonably determined by the Board of Directors or a committee thereof, exceeding 10% of the Last Reported Sale Price of Common Stock on the Trading Day immediately preceding the date of announcement of such distribution, then, in either case, the Company shall notify all Holders, the Trustee and the Conversion Agent (if other than the Trustee) at least 50 Scheduled Trading Days prior to the Ex-Dividend Date of such issuance or distribution. Once the Company has given such notice, the Holders may surrender all or any portion of their Notes (that is $1,000 in principal amount or an integral multiple thereof) for conversion at any time until the earlier of (1) the Close of Business on the Business Day immediately preceding the Ex-Dividend Date for such issuance or distribution; and (2) the Company’s announcement that such issuance or distribution will not take place. A Holder may not convert its Notes pursuant to this Section 5.01(b)(ii) if such Holder participates in such issuance or distribution (other than in the case of a stock split or stock combination), at the same time and upon the same terms as holders of Common Stock and solely as a result of holding Notes, without having to convert its Notes as if such Holder held a number of shares of Common Stock equal to (x) the applicable Conversion Rate multiplied by (y) the principal amount (expressed in thousands) of Notes held by such Holder.

(iii)                               If, prior to the Close of Business on the Business Day immediately preceding February 15, 2023:

(A)                               a Fundamental Change occurs;

(B)                               a Make-Whole Fundamental Change occurs; or

(C)                               the Company is a party to a consolidation, merger, binding share exchange, or transfer or lease of all or substantially all of the consolidated assets of the Company and its Subsidiaries, taken as a whole (other than with one of the Company’s wholly-owned Subsidiaries, unless such transaction also constitutes a Fundamental Change or Make-Whole Fundamental Change), in each case, pursuant to which the Common Stock would be converted into cash, securities or other assets (other than any such transaction to which the Company is a party solely for purpose of changing its jurisdiction of incorporation, and which results in a reclassification, conversion or exchange of Common Stock solely into common stock of the surviving entity, excluding cash payments for fractional shares), then, in each case, the Holders may surrender all or any portion of their Notes (that is $1,000 in principal amount or an integral multiple thereof) for conversion at any time from or after the date that is 50 Scheduled Trading Days prior to the anticipated effective date of the transaction (or, if later, the Business Day immediately following the day the Company gives notice of such transaction) until the earlier of (x) 35 Trading Days after the effective date of such transaction or, if such transaction also constitutes a Fundamental Change, until the Close of Business on the Business Day immediately preceding the related Fundamental Change Repurchase Date and (y) the second Scheduled Trading Day immediately preceding the Stated Maturity.

The Company shall notify Holders, the Trustee and the Conversion Agent (if other than the Trustee) as promptly as practicable following the date the Company publicly announces such transaction, but in no event less than 50 Scheduled Trading Days prior to the anticipated effective date of such transaction; provided, however, that if the Company does not have knowledge of such transaction at least 50 Scheduled Trading Days prior to the anticipated effective date of such transaction, the Company shall provide such notice within three Business Days of the date upon which the Company receives notice, or otherwise becomes aware, of such transaction, but in no event later than the actual effective date of such transaction.

(iv)                              Prior to the Close of Business on the Business Day immediately preceding February 15, 2023, a Holder may surrender all or any portion of its Notes (that is $1,000 in principal amount or an integral multiple thereof) for conversion at any time during any calendar quarter commencing after the calendar quarter ending on September 30, 2018 (and only during such calendar quarter), if the Last Reported Sale Price of Common Stock for at least 20 Trading Days (whether or not consecutive) during the period of 30 consecutive Trading Days ending on the last Trading Day of the immediately preceding calendar quarter is greater than 110% of the Conversion Price on each applicable Trading Day.

Section 5.02                             Conversion Procedure; Settlement Upon Conversion.

(a)                                 Subject to this Section 5.02, Section 5.03(b) and Section 5.07(a), upon conversion of any Note, the Company shall, at its election, pay or deliver, as the case may be, to the converting Holder, in full satisfaction of its Conversion Obligation, cash (“Cash Settlement”), shares of Common Stock (“Physical Settlement”) or a combination of cash and shares of Common Stock (“Combination Settlement”), as set forth in this Section 5.02.

(i)                                     The Company will use the same Settlement Method for all conversion occurring on the same Conversion Date, but will not have any obligation to use the same Settlement Method with respect to conversions that occur on different Conversion Dates.  Notwithstanding the foregoing, all conversions with a Conversion Date occurring on or after February 15, 2023 will be settled using the same Settlement Method, and the Company will notify Holders of that Settlement Method no later than February 15, 2023.

(ii)                                  If the Company elects a Settlement Method, the Company shall deliver notice to Holders so converting through the Conversion Agent (if other than the Trustee) and the Trustee of such Settlement Method the Company has selected no later than the Close of Business on the Trading Day immediately following the related Conversion Date, or with respect to conversions with a Conversion Date occurring on or after February 15, 2023, no later than February 15, 2023. If the Company does not timely elect a Settlement Method with respect to a Conversion Date, the Company shall no longer have the right to elect Cash Settlement or Physical Settlement with respect to such Conversion Date and the Company shall  be deemed to have elected Combination Settlement in respect of its Conversion Obligations, and the Specified Dollar Amount per $1,000 principal amount of Notes shall be equal to $1,000. If the Company has elected Combination Settlement in respect of any conversion but does not timely notify the converting Holders of the Specified Dollar Amount per $1,000 principal amount of Notes, the Specified Dollar Amount per $1,000 principal amount of Notes shall be deemed to be $1,000.

(iii)                               The cash, shares of Common Stock or combination of cash and shares of Common Stock payable or deliverable by the Company in respect of any conversion of Notes (the “Settlement Amount”) shall be computed by the Company as follows:

(A)                               if the Company elects to satisfy its Conversion Obligation in respect of such conversion by Physical Settlement, the Company shall deliver to the converting Holder, in respect of each $1,000 principal amount of Notes being converted, a number of shares of Common Stock equal to the Conversion Rate on the Conversion Date (plus cash in lieu of any fractional share of Common Stock issuable upon conversion);

(B)                               if the Company elects to satisfy its Conversion Obligation in respect of such conversion by Cash Settlement, the Company shall pay to the converting Holder, in respect of each $1,000 principal amount of Notes being converted, cash in an amount equal to the sum of the Daily Conversion Values for each of the 40 consecutive VWAP Trading Days during the related Observation Period; and

(C)                               if the Company elects (or is deemed to have elected) to satisfy its Conversion Obligation in respect of such conversion by Combination Settlement, the Company shall pay and deliver, as the case may be, to the converting Holder, in respect of each $1,000 principal amount of Notes being converted, a Settlement Amount equal to the sum of the Daily Settlement Amounts for each of the 40 consecutive VWAP Trading Days during the related Observation Period (plus cash in lieu of any fractional share of Common Stock issuable upon conversion).

If more than one Note shall be surrendered for conversion at any one time by the same Holder, the Conversion Obligation with respect to such Notes shall be computed on the basis of the aggregate principal amount of the Notes so surrendered.

(iv)                              The Daily Settlement Amounts (if applicable) and the Daily Conversion Values (if applicable) shall be determined by the Company promptly following the last VWAP Trading Day of the related Observation Period. Promptly after such determination of the Daily Settlement Amounts or the Daily Conversion Values, as the case may be, and, if applicable, the amount of cash payable in lieu of any fractional share of Common Stock, the Company shall notify the Trustee and the Conversion Agent (if other than the Trustee) of the Daily Settlement Amounts or the Daily Conversion Values, as the case may be, and, if applicable, the amount of cash payable in lieu of fractional shares of Common Stock. The Trustee and the Conversion Agent (if other than the Trustee) shall have no responsibility for any such determination.

(b)

(i)                                     To convert a beneficial interest in a Global Note (which conversion is irrevocable), the holder of such beneficial interest must:

(A)                               comply with the Applicable Procedures;

(B)                               if required, pay funds equal to all documentary, stamp or similar issue or transfer tax owed as set forth in Section 5.02(d) and Section 5.02(e); and

(C)                               if required, pay funds equal to any interest payable on the next Interest Payment Date to which such Holder is not entitled as set forth in Section 5.02(g); and

(ii)                                  To convert a certificated Note, the Holder must:

(A)                               complete, manually sign and deliver an irrevocable notice to the Conversion Agent as set forth in the Form of Notice of Conversion (or a facsimile thereof) (a “Notice of Conversion”) and such Note to the Conversion Agent;

(B)                               if required, furnish appropriate endorsements and transfer documents;

(C)                               if required, pay funds equal to all documentary, stamp or similar issue or transfer tax owed as set forth in Section 5.02(d) and Section 5.02(e); and

(D)                               if required, pay funds equal to any interest payable on the next Interest Payment Date to which such Holder is not entitled as set forth in Section 5.02(g).

The Trustee (and if different, the Conversion Agent) shall notify the Company of any conversion pursuant to this Article V on the Conversion Date for such conversion or, if notice on such date is not feasible given the nature of the conversion, promptly thereafter.

If a Holder has delivered a Fundamental Change Repurchase Notice with respect to a Note, such Holder may not convert that Note until such Holder has validly withdrawn such Fundamental Change Repurchase Notice (or, in the case of a Global Note, has complied with the Applicable Procedures with respect to such a withdrawal) in accordance with the terms of Section 4.01. If a Holder has delivered a Fundamental Change Repurchase Notice, such Holder’s right to withdraw such notice and convert the Notes that are subject to repurchase will terminate at the Close of Business on the Business Day immediately preceding the relevant Fundamental Change Repurchase Date.

(c)                                  A Note shall be deemed to have been converted immediately prior to the Close of Business on the date (the “Conversion Date”) that the Holder has complied with the requirements set forth in Section 5.02(b) above.  Subject to the provisions of Section 5.03(b) and Section 5.07(a), the Company shall pay or deliver, as the case may be, the Settlement Amount due in respect of the Conversion Obligation on:

(i)                                     the second Business Day immediately following the relevant Conversion Date, if the Company elects Physical Settlement (provided that, with respect to any conversion following the Regular Record Date immediately preceding the Stated Maturity, the Company will settle any such conversion on the Stated Maturity or, if such day is not a Business Day, the first Business Day immediately following the Stated Maturity); or

(ii)                                  the second Business Day immediately following the last VWAP Trading Day of the relevant Observation Period, if the Company elects Cash Settlement or if the Company elects or is deemed to elect Combination Settlement.

If any shares of Common Stock are due to converting Holders, the Company shall issue or cause to be issued, and deliver to such Holder, or such Holder’s nominee or nominees, certificates or a book-entry transfer through the Depositary, as the case may be, for the full number of shares of Common Stock to which such Holder shall be entitled in satisfaction of the Company’s Conversion Obligation.

(d)                                 In case any certificated Note shall be surrendered for partial conversion, in $1,000 principal amount or an integral multiple thereof, the Company shall execute and upon receipt of a Company Order, the Trustee shall authenticate and deliver to or upon the written order of the Holder so surrendered a new Note or Notes in authorized denominations in an aggregate principal amount equal to the unconverted portion of the surrendered Note, without payment of any service charge by the converting Holder but, if required by the Company or Trustee, with payment of a sum sufficient to cover any documentary, stamp or similar issue or transfer tax or similar governmental charge required by law or that may be imposed in connection therewith as a result of the name of the Holder of the new Notes issued upon such conversion being different from the name of the Holder of the old Notes surrendered for such conversion.

(e)                                  If a Holder submits a Note for conversion, the Company shall pay any documentary, stamp or similar issue or transfer tax due on the issuance of any shares of Common Stock upon conversion of such Note, unless the tax is due because the Holder requests such shares to be issued in a name other than the Holder’s name, in which case the Holder shall pay that tax. The Conversion Agent may refuse to deliver the certificates representing the shares of Common Stock being issued in a name other than the Holder’s name until the Trustee receives a sum sufficient to pay any tax that is due by such Holder in accordance with the immediately preceding sentence.

(f)                                   Upon the conversion of an interest in a Global Note, the Trustee, or the Securities Custodian of the Global Note at the direction of the Trustee, shall make a notation in the books and records of the Trustee and Depositary as to the reduction in the principal amount represented thereby. The Company shall notify the Trustee in writing of any conversion of Notes effected through any Conversion Agent other than the Trustee.

(g)                                  Upon conversion of a Note, the converting Holder shall not receive any separate cash payment representing accrued and unpaid interest, if any, except as set forth in the paragraph below. The Company’s payment or delivery, as the case may be, of the Settlement Amount upon conversion of any Note shall be deemed to satisfy in full its obligation to pay the principal amount of the Note and accrued and unpaid interest, if any, to, but not including, the relevant Conversion Date. As a result, accrued and unpaid interest, if any, to, but not including, the relevant Conversion Date shall be deemed to be paid in full rather than cancelled, extinguished or forfeited. Upon a conversion of Notes into a combination of cash and shares of Common Stock, accrued and unpaid interest shall be deemed to be paid first out of the cash paid upon such conversion.

Notwithstanding the immediately preceding paragraph, if Notes are converted after the Close of Business on a Regular Record Date for the payment of interest, but prior to the Open of Business on the immediately following Interest Payment Date, Holders of such Notes shall receive the full amount of interest payable on such Notes on the corresponding Interest Payment Date notwithstanding the conversion. Notes surrendered for conversion during the period from the Close of Business on any Regular Record Date to the Open of Business on the immediately following Interest Payment Date must be accompanied by funds equal to the amount of interest payable on the Notes so converted on such Interest Payment Date (regardless of whether the converting Holder was the Holder of record on the corresponding Regular Record Date); provided that no such payment need be made:

(i)                                     if the Notes are surrendered for conversion following the Regular Record Date immediately preceding the Stated Maturity;

(ii)                                  if the Company has specified a Fundamental Change Repurchase Date that is after a Regular Record Date and on or prior to the Business Day immediately following the corresponding Interest Payment Date; or

(iii)                               to the extent of any overdue interest, if any overdue interest exists at the time of conversion with respect to such Note.

Therefore, for the avoidance of doubt, all Holders of record as of the Close of Business on the Regular Record Date immediately preceding the Stated Maturity and any Fundamental Change Repurchase Date as described in clause (ii) above shall receive and retain the full interest payment due on the Stated Maturity or other applicable Interest Payment Date regardless of whether their Notes have been converted following such Regular Record Date.

(h)                                 The person in whose name any shares of Common Stock delivered upon conversion is registered shall become the holder of record of such shares as of the Close of Business on (i) the relevant Conversion Date if the Company elects Physical Settlement or (ii) the last VWAP Trading Day of the relevant Observation Period if the Company elects or is deemed to elect Combination Settlement. Upon a conversion of Notes, such person shall no longer be a Holder of such Notes surrendered for conversion; provided that (a) the converting Holder shall have the right to receive the Settlement Amount due upon conversion and (b) in the case of a conversion between a Regular Record Date and the corresponding Interest Payment Date, the Holder of record as of the Close of Business on such Regular Record Date shall have the right to receive the interest payable on such Interest Payment Date, in accordance with Section 5.02(g).

(i)                                     The Company shall not issue any fractional share of Common Stock upon conversion of the Notes and shall instead pay cash in lieu of delivering any fractional share of Common Stock issuable upon conversion in an amount based on (i) the Daily VWAP on the relevant Conversion Date if the Company elects Physical Settlement or (ii) the Daily VWAP on the last VWAP Trading Day of the relevant Observation Period if the Company elects or is deemed to elect Combination Settlement. For each Note surrendered for conversion, if the Company has elected (or is deemed to elect) Combination Settlement, the full number of shares that shall be issued upon conversion thereof shall be computed on the basis of the aggregate Daily Settlement Amounts for the relevant Observation Period and, if applicable, any fractional share remaining after such computation shall be paid in cash.

Section 5.03                             Increase in Conversion Rate Upon Conversion in Connection with a Make-Whole Fundamental Change.

(a)                                 If the Effective Date of a Make-Whole Fundamental Change occurs prior to the Stated Maturity and a Holder elects to convert its Notes in connection with such Make-Whole Fundamental Change, the Company shall, under the circumstances described below, increase the Conversion Rate for the Notes so surrendered for conversion by a number of additional shares of Common Stock (the “Additional Shares”), as described below. A conversion of Notes shall be deemed for these purposes to be “in connection with” such Make-Whole Fundamental Change if the relevant Conversion Date occurs during the period from, and including, the Effective Date of the Make-Whole Fundamental Change to, and including, the Close of Business on the Business Day immediately prior to the related Fundamental Change Repurchase Date (or, in the case of a Make-Whole Fundamental Change that would have been a Fundamental Change but for the subclause (a) of the proviso in clause (2) of the definition of “Fundamental Change,” the 35th Trading Day immediately following the Effective Date of such Make-Whole Fundamental Change) (such period, the “Make-Whole Fundamental Change Period”). The Company shall notify Holders, the Trustee and the Conversion Agent (if other than the Trustee) of the Effective Date of any Make-Whole Fundamental Change no later than five Business Days after such Effective Date and issue a press release announcing such Effective Date (the “Make-Whole Fundamental Change Company Notice”).

(b)                                 Upon surrender of Notes for conversion in connection with a Make-Whole Fundamental Change, the Company shall, at its option, satisfy its Conversion Obligation by Physical Settlement, Cash Settlement or Combination Settlement in accordance with Section 5.02; provided, however, that, if the consideration for the Common Stock in any Make-Whole Fundamental Change described in clause (2) of the definition of Fundamental Change is composed entirely of cash, for any conversion of Notes following the Effective Date of such Make-Whole Fundamental Change, the Conversion Obligation shall be calculated based solely on the Stock Price for the transaction and shall be deemed to be an amount of cash per $1,000 principal amount of converted Notes equal to (i) the Conversion Rate (including any increase to reflect the Additional Shares as described in this Section 5.03), multiplied by (ii) such Stock Price. In such event, the Conversion Obligation shall be determined and paid to Holders in cash on the second Business Day following the Conversion Date.

(c)                                  The number of Additional Shares, if any, by which the Conversion Rate shall be increased shall be determined by reference to the table below in Section 5.03(e), based on: (x) the date on which the Make-Whole Fundamental Change occurs or becomes effective (the “Effective Date”), and (y) the price paid (or deemed to be paid) per share of the Common Stock in the Make-Whole Fundamental Change (the “Stock Price”). If the holders of the Common Stock receive in exchange for their Common Stock only cash in a Make-Whole Fundamental Change described in clause (2) of the definition of Fundamental Change, the Stock Price shall be the cash amount paid per share. Otherwise, the Stock Price shall be the average of the Last Reported Sale Prices of the Common Stock over the five consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Effective Date of the Make-Whole Fundamental Change. The Board of Directors shall make appropriate adjustments to the Stock Price, in its good faith determination, to account for any adjustment to the Conversion Rate that becomes effective, or any event requiring an adjustment to the Conversion Rate where the Ex-Dividend Date of the event occurs, during such five Trading Day period.

(d)                                 The Stock Prices set forth in the column headings of the table below in Section 5.03(e) shall be adjusted as of any date on which the Conversion Rate is otherwise adjusted. The adjusted Stock Prices shall equal (i) the Stock Prices applicable immediately prior to such adjustment, multiplied by (ii) a fraction, the numerator of which is the Conversion Rate immediately prior to such adjustment giving rise to the Stock Price adjustment and the denominator of which is the Conversion Rate as so adjusted. The number of Additional Shares set forth in the table below in Section 5.03(e) shall be adjusted in the same manner and at the same time as the Conversion Rate as set forth in Section 5.04.

(e)                                  The following table sets forth the number of Additional Shares by which the Conversion Rate shall be increased per $1,000 principal amount of Notes pursuant to this Section 5.03 for each Stock Price and Effective Date set forth below:

	Stock Price
Effective date	$20.69	$21.00	$21.50	$22.00	$22.50	$22.76	$23.00	$23.50	$24.00	$26.00
May 18, 2018	4.3939	3.8495	3.0372	2.3064	1.6609	1.3603	1.1048	0.6400	0.2771	0.1427
May 15, 2019	4.3939	3.7633	2.9330	2.1882	1.5364	1.2359	0.9830	0.5328	0.1979	0.0841
May 15, 2020	4.3939	3.7457	2.8879	2.1218	1.4556	1.1520	0.8987	0.4540	0.1392	0.0449
May 15, 2021	4.3939	3.6719	2.7795	1.9895	1.3138	1.0105	0.7613	0.3366	0.0617	0.0000
May 15, 2022	4.3939	3.4552	2.5042	1.6809	1.0067	0.7206	0.4961	0.1532	0.0000	0.0000
May 15, 2023	4.3939	3.6804	2.5730	1.5159	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

The exact Stock Price and Effective Date may not be set forth in the table above, in which case

(i)                                     if the Stock Price is between two Stock Prices in the table or the Effective Date is between two Effective Dates in the table, the number of Additional Shares by which the Conversion Rate shall be increased shall be determined by a straight-line interpolation between the number of Additional Shares set forth for the higher and lower Stock Prices and the earlier and later Effective Dates, as applicable, based on a 365- or 366-day year, as applicable;

(ii)                                  if the Stock Price is greater than $26.00 per share (subject to adjustment in the same manner as the Stock Prices set forth in the column headings of the table above), no Additional Shares shall be added to the Conversion Rate; and

(iii)                               if the Stock Price is less than $20.69 per share (subject to adjustment in the same manner as the Stock Prices set forth in the column headings of the table above), no Additional Shares shall be added to the Conversion Rate.

Notwithstanding the foregoing, in no event shall the Conversion Rate per $1,000 principal amount of Notes exceed 48.3325 shares of Common Stock, subject to adjustment in the same manner as the Conversion Rate pursuant to Section 5.04.

(f)                                   Nothing in this Section 5.03 shall prevent an adjustment to the Conversion Rate pursuant to Section 5.04 in respect of a Make-Whole Fundamental Change.

Section 5.04                             Adjustment of Conversion Rate. The Conversion Rate shall be adjusted from time to time by the Company if any of the following events occurs, except that the Company shall not make any adjustments to the Conversion Rate if Holders of the Notes participate (other than in the case of a stock split or stock combination), at the same time and upon the same terms as holders of the Common Stock and solely as a result of holding the Notes, in any of the transactions described in this Section 5.04, without having to convert their Notes, as if they held a number of shares of Common Stock equal to (i) the Conversion Rate, multiplied by (ii) the principal amount (expressed in thousands) of Notes held by such Holder.

(a)                                 If the Company exclusively issues shares of Common Stock as a dividend or distribution on all or substantially all shares of  Common Stock, or if the Company effects a stock split or stock combination (in each case, excluding a distribution solely pursuant to a Common Stock Change Event, as to which the provisions of Section 5.07 will apply), the Conversion Rate shall be adjusted based on the following formula:

where,

CR0	=

the Conversion Rate in effect immediately prior to the Open of Business on the Ex-Dividend Date of such dividend or distribution, or immediately prior to the Open of Business on the effective date of such stock split or stock combination, as applicable;

CR1	=	the Conversion Rate in effect immediately after the Open of Business on such Ex-Dividend Date or effective date, as applicable;

OS0	=

the number of shares of Common Stock outstanding immediately prior to the Open of Business on such Ex-Dividend Date or effective date, as applicable, before giving effect to such dividend, distribution, stock split or stock combination, as applicable; and

OS1	=	the number of shares of Common Stock outstanding immediately after giving effect to such dividend, distribution, stock split or stock combination, as applicable.

Any adjustment made under this Section 5.04(a) shall become effective immediately after the Open of Business on the Ex-Dividend Date for such dividend or distribution, or immediately after the Open of Business on the effective date for such stock split or stock combination, as applicable. If any dividend or distribution of the type described in this Section 5.04(a) is declared but is not so paid or made, the Conversion Rate shall be immediately readjusted, effective as of the date the Board of Directors or a committee thereof determines not to pay such dividend or distribution, to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared or announced.

(b)                                 If the Company issues to all or substantially all holders of Common Stock any rights, options or warrants (other than rights issued or otherwise distributed pursuant to a stockholders rights plan, as to which the provisions described in Section 5.04(c) and Section 5.11 shall apply) entitling them, for a period of not more than 45 calendar days after the announcement date of such issuance, to subscribe for or purchase shares of Common Stock at a price per share that is less than the average of the Last Reported Sale Prices of Common Stock for the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of such issuance, the Conversion Rate shall be increased based on the following formula:

where,

CR0	=	the Conversion Rate in effect immediately prior to the Open of Business on the Ex-Dividend Date for such issuance;

CR1	=	the Conversion Rate in effect immediately after the Open of Business on such Ex-Dividend Date;

OS0	=	the number of shares of Common Stock outstanding immediately prior to the Open of Business on such Ex-Dividend Date;

X	=	the total number of shares of Common Stock issuable pursuant to such rights, options or warrants; and

Y	=

the number of shares of Common Stock equal to (i) the aggregate price payable to exercise such rights, options or warrants, divided by (ii) the average of the Last Reported Sale Prices of Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of the issuance of such rights, options or warrants.

Any increase made under this Section 5.04(b) shall be made successively whenever any such rights, options or warrants are issued and shall become effective immediately after the Open of Business on the Ex-Dividend Date for such issuance. To the extent that shares of Common Stock are not delivered after the expiration of such rights, options or warrants, the Conversion Rate shall be decreased to the Conversion Rate that would then be in effect had the increase with respect to the issuance of such rights, options or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered. If such rights, options or warrants are not so issued, or if no such rights options or warrants are exercised prior to their expiration, the Conversion Rate shall be decreased to the Conversion Rate that would then be in effect if such Ex-Dividend Date for such issuance had not occurred.

For purposes of this Section 5.04(b) and Section 5.01(b)(ii)(A), in determining whether any rights, options or warrants entitle the holders to subscribe for or purchase shares of Common Stock at a price per share less than such average of the Last Reported Sale Prices of Common Stock for the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of such issuance, and in determining the aggregate price payable to exercise such rights, option or warrants, there shall be taken into account any consideration received by the Company for such rights, options or warrants and any amount payable on exercise or conversion thereof, the value of such consideration, if other than cash, to be determined by the Board of Directors or a committee thereof.

(c)                                  (A) If the Company distributes shares of its Capital Stock, evidences of its indebtedness, other assets or property of the Company or rights, options or warrants to acquire its Capital Stock or other securities, to all or substantially all holders of Common Stock, excluding:

(i)                                     dividends, distributions or issuances (including stock splits) as to which an adjustment was effected pursuant to Section 5.04(a) or Section 5.04(b);

(ii)                                  rights issued or otherwise distributed pursuant to any stockholders rights plan of the Company (other than pursuant to Section 5.11);

(iii)                               dividends or distributions paid exclusively in cash as to which an adjustment was effected pursuant to Section 5.04(d);

(iv)                              cash dividends that do not result in an adjustment to the Conversion Rate pursuant to Section 5.04(d);

(v)                                 a distribution solely pursuant to a Common Stock Change Event, as to which Section 5.07 will apply; and

(vi)                              Spin-Offs as to which the provisions set forth below in this Section 5.04(c)(B) shall apply

(any of such shares of Capital Stock, evidences of indebtedness, other assets or property or rights, options or warrants to acquire Capital Stock or other securities of the Company, the “Distributed Property”), then the Conversion Rate shall be increased based on the following formula:

where,

CR0	=	the Conversion Rate in effect immediately prior to the Open of Business on the Ex-Dividend Date for such distribution;

CR1	=	the Conversion Rate in effect immediately after the Open of Business on such Ex-Dividend Date;

SP0	=

the average of the Last Reported Sale Prices of Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Dividend Date for such distribution; and

FMV	=

the fair market value (as determined by the Board of Directors or a committee thereof) of the Distributed Property so distributed with respect to each outstanding share of Common Stock on the Ex-Dividend Date for such distribution.

Any increase made under the portion of this Section 5.04(c)(A) above shall become effective immediately after the Open of Business on the Ex-Dividend Date for such distribution. If such distribution is not so paid or made, or if any rights, options or warrants are not exercised before their expiration date, the Conversion Rate shall be decreased to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared or on the basis of the rights, options or warrants actually exercised before their expiration date, as applicable.

Notwithstanding the foregoing, if “FMV” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, each Holder of a Note shall receive, in respect of each $1,000 principal amount thereof, at the same time and upon the same terms as holders of Common Stock receive the Distributed Property, the amount and kind of Distributed Property that such Holder would have received if such Holder owned a number of shares of Common Stock equal to the Conversion Rate in effect on the Ex-Dividend Date for the distribution.

(B)                               Where there has been a payment of a dividend or other distribution on the Common Stock of shares of Capital Stock of any class or series, or similar equity interest, of or relating to a Subsidiary or other business unit of the Company, and such Capital Stock or equity interest is, or, when issued, will be, listed or admitted for trading on a U.S. national securities exchange (a “Spin-Off”), the Conversion Rate shall be increased based on the following formula:

where,

CR0	=	the Conversion Rate in effect immediately prior to the Open of Business on the Ex-Dividend Date of the Spin-Off;

CR1	=	the Conversion Rate in effect immediately after the Open of Business on the Ex-Dividend Date of the Spin-Off;

FMV0	=

the average of the Last Reported Sale Prices of the Capital Stock or similar equity interest distributed to holders of Common Stock applicable to one share of Common Stock (determined by reference to the definition of “Last Reported Sale Price” as if references therein to Common Stock were instead to such Capital Stock or similar equity interest) over the first 10 consecutive Trading Day period after, and including, the Ex-Dividend Date of the Spin-Off (the “Valuation Period”); and

MP0	=	the average of the Last Reported Sale Prices of Common Stock over the Valuation Period.

The adjustment to the Conversion Rate under this Section 5.04(c)(B) shall be calculated as of the Close of Business on the last Trading Day of the Valuation Period but will be given effect immediately after the Open of Business on the Ex-Dividend Date of the Spin-Off; provided that (x) in respect of any conversion of Notes for which Physical Settlement is applicable, if the relevant Conversion Date occurs during the Valuation Period, the references to “10” in the preceding paragraph shall be deemed replaced with such lesser number of Trading Days as have elapsed between the Ex-Dividend Date of such Spin-Off and the Conversion Date in determining the Conversion Rate and (y) in respect of any conversion of Notes for which Cash Settlement or Combination Settlement is applicable, subject to the immediately succeeding sentence, for any Trading Day that falls within the relevant Observation Period for such conversion and within the Valuation Period, the references to “10” in the preceding paragraph shall be deemed replaced with such lesser number of Trading Days as have elapsed between the Ex-Dividend Date of such Spin-Off and such Trading Day in determining the Conversion Rate as of such Trading Day. In addition, if the Ex-Dividend Date for such Spin-Off is after the 10th Trading Day immediately preceding, and including, the end of any Observation Period in respect of a conversion of Notes, references to “10” or “10th” in the preceding paragraph and this paragraph shall be deemed replaced, solely in respect of that conversion, with such lesser number of Trading Days as have elapsed from, and including, the Ex-Dividend Date for the Spin-Off to, and including, the last VWAP Trading Day of such Observation Period. If any dividend or distribution that constitutes a Spin-Off is declared but not so paid or made, the Conversion Rate shall be immediately decreased, effective as of the date on which the Board of Directors or a committee thereof determines not to make such dividend or distribution, to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared or announced.

For purposes of this Section 5.04(c) (and subject in all respect to Section 5.11), rights, options or warrants distributed by the Company to all holders of the Common Stock entitling them to subscribe for or purchase shares of the Company’s Capital Stock, including Common Stock (either initially or under certain circumstances), which rights, options or warrants, until the occurrence of a specified event or events (“Trigger Event”):

(i)                                     are deemed to be transferred with such shares of the Common Stock;

(ii)                                  are not exercisable; and

(iii)                               are also issued in respect of future issuances of the Common Stock,

shall be deemed not to have been distributed for purposes of this Section 5.04(c) (and no adjustment to the Conversion Rate under this Section 5.04(c) will be required) until the occurrence of the earliest Trigger Event, whereupon such rights, options or warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Conversion Rate shall be made under this Section 5.04(c).  If any such right, option or warrant, including any such existing rights, options or warrants distributed prior to the date of this Indenture, are subject to events, upon the occurrence of which such rights, options or warrants become exercisable to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and Ex-Dividend Date with respect to new rights, options or warrants with such rights (in which case the existing rights, options or warrants shall be deemed to terminate and expire on such date without exercise by any of the holders thereof).  In addition, in the event of any distribution (or deemed distribution) of rights, options or warrants, or any Trigger Event or other event (of the type described in the immediately preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Conversion Rate under this Section 5.04(c) was made:

(I)                                   in the case of any such rights, options or warrants that shall all have been redeemed or purchased without exercise by any holders thereof, upon such final redemption or purchase (x) the Conversion Rate shall be readjusted as if such rights, options or warrants had not been issued and (y) the Conversion Rate shall then again be readjusted to give effect to such distribution, deemed distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or purchase price received by a holder or holders of Common Stock with respect to such rights, options or warrants (assuming such holder had retained such rights, options or warrants), made to all holders of Common Stock as of the date of such redemption or purchase, and

(II)                              in the case of such rights, options or warrants that shall have expired or been terminated without exercise by any holders thereof, the Conversion Rate shall be readjusted as if such rights, options and warrants had not been issued.

For purposes of Section 5.04(a), Section 5.04(b) and this Section 5.04(c), any dividend or distribution to which this Section 5.04(c) is applicable that also includes one or both of:

(i)                                     a dividend or distribution of shares of Common Stock to which Section 5.04(a) is applicable (the “Clause A Distribution”); or

(ii)                                  a dividend or distribution of rights, options or warrants to which Section 5.04(b) is applicable (the “Clause B Distribution”),

then:

(I)                                   such dividend or distribution, other than the Clause A Distribution and the Clause B Distribution, shall be deemed to be a dividend or distribution to which this Section 5.04(c) is applicable (the “Clause C Distribution”) and any Conversion Rate adjustment required by this Section 5.04(c) with respect to such Clause C Distribution shall then be made; and

(II)                              the Clause A Distribution and Clause B Distribution shall be deemed to immediately follow the Clause C Distribution and any Conversion Rate adjustment required by Section 5.04(a) and Section 5.04(b) with respect thereto shall then be made, except that, if determined by the Company (x) the “Ex-Dividend Date” of the Clause A Distribution and the Clause B Distribution shall be deemed to be the Ex-Dividend Date of the Clause C Distribution and (y) any shares of Common Stock included in the Clause A Distribution or Clause B Distribution shall be deemed not to be “outstanding immediately prior to the Open of Business on such Ex-Dividend Date or effective date” within the meaning of Section 5.04(a) or “outstanding immediately prior to the Open of Business on such Ex-Dividend Date” within the meaning of Section 5.04(b).

(d)                                 If any cash dividend or distribution is made to all or substantially all holders of Common Stock, to the extent that the aggregate of all such cash dividends or distributions paid in any quarter exceeds the DTA for such quarter, the Conversion Rate shall be increased based on the following formula:

where,

CR0	=	the Conversion Rate in effect immediately prior to the Open of Business on the Ex-Dividend Date for such dividend or distribution;

CR1	=	the Conversion Rate in effect immediately after the Open of Business on the Ex-Dividend Date for such dividend or distribution;

SP0	=	the Last Reported Sale Price of Common Stock on the Trading Day immediately preceding the Ex-Dividend Date for such dividend or distribution;

DTA	=	the DTA in effect on the Ex-Dividend Date for such dividend or distribution; and

C	=	the amount in cash per share the Company distributes to all or substantially all holders of Common Stock.

Notwithstanding the foregoing, if “C” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, each Holder of a Note shall receive, for each $1,000 principal amount of Notes, at the same time and upon the same terms as holders of shares of the Common Stock, the amount of cash that such Holder would have received if such Holder owned a number of shares of Common Stock equal to the Conversion Rate in effect on the Ex-Dividend Date for such cash dividend or distribution.

Any increase made pursuant to this Section 5.04(d) shall become effective immediately after the Open of Business on the Ex-Dividend Date for such dividend or distribution. If such dividend or distribution is not so paid, the Conversion Rate shall be decreased, effective as of the date the Board of Directors or a committee thereof determines not to make or pay such dividend or distribution, to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

(e)                                  If the Company or any of its Subsidiaries makes a payment in respect of a tender or exchange offer for Common Stock, to the extent that the cash and value of any other consideration included in the payment per share of  Common Stock exceeds the average of the Last Reported Sale Prices of Common Stock over the 10 consecutive Trading Day period (the “Averaging Period”) commencing on, and including, the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer

(such date, the “Expiration Date”), the Conversion Rate shall be increased based on the following formula:

where,

CR0	=	the Conversion Rate in effect immediately prior to the Close of Business on the 10th Trading Day immediately following, and including, the Trading Day next succeeding the Expiration Date;

CR1	=	the Conversion Rate in effect immediately after the Close of Business on the 10th Trading Day immediately following, and including, the Trading Day next succeeding the Expiration Date;

AC	=

the aggregate value of all cash and any other consideration (as determined by the Board of Directors or a committee thereof) paid or payable for shares of Common Stock purchased in such tender or exchange offer;

OS0	=

the number of shares of Common Stock outstanding immediately prior to the Expiration Date (prior to giving effect to the purchase or exchange of all shares of Common Stock accepted for purchase or exchange in such tender or exchange offer);

OS1	=

the number of shares of Common Stock outstanding immediately after the Expiration Date (after giving effect to the purchase or exchange of all shares of Common Stock accepted for purchase or exchange in such tender or exchange offer); and

SP1	=	the average of the Last Reported Sale Prices of Common Stock over the Averaging Period.

The adjustment to the Conversion Rate under this Section 5.04(e) shall occur as of the Close of Business on the 10th Trading Day immediately following, and including, the Trading Day next succeeding the Expiration Date; provided that (x) in respect of any conversion of Notes for which Physical Settlement is applicable, if the relevant Conversion Date occurs during the 10 Trading Days immediately following, and including, the Trading Day next succeeding the Expiration Date of any tender or exchange offer, references to “10” or “10th” in the preceding paragraph shall be deemed replaced with such lesser number of Trading Days as have elapsed between the Expiration Date of such tender or exchange offer and such Conversion Date in determining the Conversion Rate and (y) in respect of any conversion of Notes for which Cash Settlement or Combination Settlement is applicable, for any Trading Day that falls within the relevant Observation Period for such conversion and within the 10 Trading Days immediately following, and including, the Trading Day next succeeding the Expiration Date of any tender or exchange offer, references to “10” or “10th” in the preceding paragraph shall be deemed replaced with such lesser number of Trading Days as have elapsed between the Expiration Date of such tender or exchange offer and such Trading Day in determining the Conversion Rate as of such Trading Day. In addition, if the Trading Day next succeeding the Expiration Date is after the 10th Trading Day immediately preceding, and including, the end of any Observation Period in respect of a conversion of Notes, references to “10” or “10th” in the preceding paragraph and this paragraph shall be deemed to be replaced, solely in respect of that conversion, with such lesser number of Trading Days as have elapsed from, and including, the Trading Day next succeeding the Expiration Date of such tender or exchange offer to, and including, last VWAP Trading Day of such Observation Period.

To the extent such tender or exchange offer is announced but not consummated (including as a result of being precluded from consummating such tender or exchange offer under applicable law), or any purchases or exchanges of shares of Common Stock in such tender or exchange offer are rescinded, the Conversion Rate will be readjusted to the Conversion Rate that would then be in effect if such tender offer or exchange offer had not been made or had the adjustment been made on the basis of only the purchases or exchanges of shares of Common Stock, if any, actually made, and not rescinded, in such tender or exchange offer.

(f)                                   Notwithstanding anything to the contrary in this Section 5.04 or any other provision of this Indenture or the Notes, in respect of a Physical Settlement or Combination Settlement of any conversion, if any adjustment to the Conversion Rate described in Section 5.04(a) through Section 5.04(e) above becomes effective on any Ex-Dividend Date, a Holder that has converted its Notes would:

(i)                                     receive shares of Common Stock based on the Conversion Rate as so adjusted in respect of such conversion (in the case of Physical Settlement) or in respect of any Trading Day in the relevant Observation Period (in the case of Combination Settlement); and

(ii)                                  be a record holder of such shares of Common Stock on the Record Date for the dividend, distribution or other event giving rise to the adjustment,

then, in lieu of receiving shares of Common Stock at such adjusted Conversion Rate, such holder shall receive a number of shares of Common Stock based on the unadjusted Conversion Rate in respect of such conversion (in the case of Physical Settlement) or such Trading Day (in the case of Combination Settlement) and will participate, as a record holder of such shares, in the related dividend, distribution or other event giving rise to the adjustment.

(g)                                  Notwithstanding anything to the contrary in the Indenture or the Notes to the contrary, if the application of the formulas set forth in Section 5.04(a) through Section 5.04(e) would result in a decrease in the Conversion Rate, then no adjustment to the Conversion Rate shall be made (other than as a result of a reverse stock split or stock combination pursuant to Section 5.04(a) or the reversal of an increase to the Conversion Rate where the relevant event did not occur).

(h)                                 All calculations and other determinations under this Article V shall be made by the Company and all adjustments to the Conversion Rate shall be made to the nearest one-ten thousandth (1/10,000th) of a share.

(i)                                     The Company shall not be required to make an adjustment pursuant to Section 5.04(a) through Section 5.04(e) unless such adjustment would result in a change of at least 1% of the then effective Conversion Rate. However, the Company shall carry forward any adjustment that the Company would otherwise have to make and take that adjustment into account in any subsequent adjustment. Notwithstanding the foregoing, all such carried-forward adjustments shall be made with respect to the Notes (i) annually on the anniversary of the first issuance date of the Notes, (ii) in connection with any subsequent adjustment to the Conversion Rate that, together with all carried-forward adjustments, would constitute a change of at least 1% in the then-effective Conversion Rate, and (iii) (x) on the Conversion Date for any Notes (in the case of Physical Settlement) and (y) on each VWAP Trading Day of any Observation Period (in the case of Cash Settlement or Combination Settlement).

(j)                                    In addition to those adjustments required by Section 5.04(a) through Section 5.04(e), the Company, subject to the applicable listing standards of The New York Stock Exchange, is permitted to increase the Conversion Rate by any amount for a period of at least 20 Business Days if the Board of Directors or a committee thereof determines that such increase would be in the Company’s best interest. In addition, subject to the applicable listing standards of The New York Stock Exchange, the Company may also (but is not required to) increase the Conversion Rate to avoid or diminish any income tax to holders of Common Stock or rights to purchase shares of Common Stock in connection with a dividend or distribution of shares of Common Stock (or rights to acquire shares of Common Stock) or similar event. Whenever the Conversion Rate is increased pursuant to either of the preceding two sentences, the Company shall send to the Holder of each Note at its last address appearing on the Register a notice of the increase at least 15 days prior to the date the increased Conversion Rate takes effect, and such notice shall state the increased Conversion Rate and the period during which it will be in effect.

(k)                                 The Company shall not adjust the Conversion Rate except as stated in this Indenture, including, for the avoidance of doubt, for the issuance of shares of Common Stock or any securities convertible into or exchangeable for shares of Common Stock or the right to purchase shares of Common Stock or such convertible or exchangeable securities. In addition, notwithstanding anything to the contrary in this Article V and for the avoidance of doubt, the Conversion Rate shall not be adjusted:

(i)                                     upon the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Company’s securities and the investment of additional optional amounts in shares of Common Stock under any plan;

(ii)                                  upon the issuance of any shares of Common Stock or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by the Company or any of the Company’s Subsidiaries;

(iii)                               upon the issuance of any shares of Common Stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in the preceding bullet and outstanding as of the date the Notes are first issued;

(iv)                              upon the issuance of Common Stock at a price below the Conversion Price or otherwise;

(v)                                 for a third-party tender offer;

(vi)                              upon the repurchase of any shares of Common Stock pursuant to an open-market share purchase program or other buy-back transaction, including structured or derivative transactions, that is not a tender offer or exchange offer of the nature described in Section 5.04(e);

(vii)                           solely for a change in the par value of the Common Stock; or

(viii)                        for accrued and unpaid interest, if any.

(l)                                     Whenever the Conversion Rate is adjusted as herein provided, the Company shall promptly file with the Trustee (and the Conversion Agent if not the Trustee) an Officer’s Certificate setting forth the Conversion Rate after such adjustment and setting forth a brief statement of the facts requiring such adjustment. Unless and until a Responsible Officer of the Trustee shall have received such Officer’s Certificate, the Trustee shall not be deemed to have knowledge of any adjustment of the Conversion Rate and may assume without inquiry that the last Conversion Rate of which it has knowledge is still in effect. Promptly after delivery of such certificate, the Company shall prepare a notice of such adjustment of the Conversion Rate setting forth the adjusted Conversion Rate and the date on which each adjustment becomes effective and shall send such notice of such adjustment of the Conversion Rate to each Holder at its last address appearing on the Register of this Indenture. Failure to deliver such notice shall not affect the legality or validity of any such adjustment.

(m)                             For purposes of this Section 5.04, the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company so long as the Company does not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company, but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock.

(n)                                 If, in connection with any adjustment or the non-occurrence of an adjustment to the Conversion Rate as set forth in Section 5.03 or this Section 5.04, a Holder shall be deemed for U.S. federal tax purposes to have received a distribution and the Company determines it is required to collect withholding tax with respect to any such deemed distribution, the Company may withhold from cash payments of interest in accordance with the provisions of Section 2.03 hereof or from cash and Common Stock, if any, otherwise deliverable to a Holder upon a conversion of Notes in accordance with the provisions of Section 5.02 hereof or repurchase of a Note in accordance with the provisions of Article IV hereof.

Section 5.05                             Adjustment of Prices.  Whenever any provision of this Indenture requires the Company to calculate the Last Reported Sale Prices, the Daily VWAPs, the Daily Conversion Values or the Daily Settlement Amounts over a span of multiple days (including, without limitation, an Observation Period and the period, if any, for determining the Stock Price for purposes of a Make-Whole Fundamental Change), the Board of Directors or a committee thereof shall make appropriate adjustments to each to account for any adjustment to the Conversion Rate that becomes effective, or any event requiring an adjustment to the Conversion Rate where the Ex-Dividend Date, Effective Date or expiration date of the event occurs, at any time during the period when the Last Reported Sale Prices, the Daily VWAPs, the Daily Conversion Values or the Daily Settlement Amounts are to be calculated.

Section 5.06                             Shares to be Fully Reserved. The Company shall reserve, on or prior to the date of this Indenture, and from time to time as may be necessary, out of its authorized but unissued shares, sufficient shares of Common Stock to provide for conversion of the Notes from time to time as such Notes are presented for conversion (assuming that at the time of computation of such number of shares, all such Notes would be converted by a single Holder and that Physical Settlement is applicable, and including the maximum number of Additional Shares that could be included in the Conversion Rate for a conversion in connection with a Make-Whole Fundamental Change).

Section 5.07                             Effect of Recapitalizations, Reclassifications and Changes of Common Stock.

(a)                                 In the case of:

(i)                                     any recapitalization, reclassification or change of the Common Stock (other than a change in par value, or from par value to no par value or from no par value to par value, or changes resulting from a split, subdivision or combination of Common Stock);

(ii)                                  any consolidation, merger or combination involving the Company; or

(iii)                               any sale, lease or other transfer to a third party of all or substantially all of the consolidated assets of the Company and its Subsidiaries, taken as a whole; or

(iv)                              any statutory share exchange,

in each case, as a result of which the Common Stock would be converted into, or exchanged for stock, other securities, other property or assets (including cash or any combination thereof) (any such event, a “Common Stock Change Event” and such stock, other securities, other property or assets (including any cash or any combination thereof), the “Reference Property” and the amount and the kind of Reference Property that a holder of one share of Common Stock immediately prior to such Common Stock Change Event would be entitled to receive upon the occurrence of such Common Stock Change Event, a “Reference Property Unit”), then the Company, or the successor or purchasing corporation, as the case may be, will execute with the Trustee, without the consent of the Holders, a supplemental indenture providing that, at and after the effective time of such Common Stock Change Event, the right to convert each $1,000 principal amount of Notes will be changed into a right to convert such principal amount of Notes into the kind and amount of Reference Property that a holder of a number of shares of Common Stock equal to the Conversion Rate immediately prior to such Common Stock Change Event would have been entitled to receive upon such Common Stock Change Event; provided, however, that at and after the effective time of such Common Stock Change Event:

(A)                               the Company shall continue to have the right to determine the form of consideration to be paid or delivered, as the case may be, upon conversion of Notes in accordance with Section 5.02; and

(B)                               (I) any amount payable in cash upon conversion of the Notes in accordance with Section 5.02 shall continue to be payable in cash, (II) any shares of Common Stock that the Company would have been required to deliver upon conversion of the Notes in accordance with Section 5.02 shall instead be deliverable in Reference Property Units that a holder of that number of shares of Common Stock would have received in such Common Stock Change Event and (III) the Daily VWAP shall be calculated based on the value of a Reference Property Unit; provided, however, that if the holders of Common Stock receive only cash in such Common Stock Change Event, then for all conversions that occur after the effective time of such Common Stock Change Event (x) the consideration due upon conversion of each $1,000 principal aggregate amount of Notes shall be solely cash in an amount equal to the Conversion Rate in effect on the Conversion Date (as may be increased by any Additional Shares pursuant to Section 5.03), multiplied by the price paid per share of Common Stock in such Common Stock Change Event and (y) the Company shall satisfy the Conversion Obligation by paying such cash to the converting Holder on the second Business Day immediately following the Conversion Date.

If the Common Stock Change Event causes the Common Stock to be converted into, or exchanged for, the right to receive more than a single type of consideration (determined based in part upon any form of stockholder election), then the composition of the Reference Property Unit shall be deemed to be based on: (A) the weighted average, per share of Common Stock, of the types and amounts of consideration received by the holders of Common Stock that affirmatively make such an election; and (B) if no holder of Common Stock affirmatively make such an election, the types and amounts of consideration actually received, per share of Common Stock, by the holder of Common Stock. The Company shall notify the Holders, the Trustee and the Conversion Agent (if other than the Trustee) of the weighted average as soon as reasonably practicable after such determination is made.

Such supplemental indenture shall provide for anti-dilution and other adjustments that shall be as nearly equivalent as is possible to the adjustments provided for in this Article V. If the Reference Property in respect of any Common Stock Change Event includes shares of stock, other securities or other property or assets (including any combination thereof) of an entity other than the Company or the successor or purchasing corporation, as the case may be, in such Common Stock Change Event, then such other entity, if it is a party to such Common Stock Change Event, shall also execute such supplemental indenture, and such supplemental indenture shall contain such additional provisions to protect the interests of the Holders, including the right of Holders to require the Company to repurchase their Notes upon a Fundamental Change in accordance with Article IV, as the Board of Directors or a committee thereof shall reasonably considers necessary by reason of the foregoing.

(b)                                 In the event the Company shall execute a supplemental indenture pursuant to Section 5.07(a), the Company shall promptly file with the Trustee an Officer’s Certificate briefly stating the reasons therefor, the kind or amount of cash, securities or other assets (including any combination thereof) that will comprise the Reference Property after any such Common Stock Change Event, any adjustment to be made with respect thereto and that all conditions precedent have been complied with, and shall promptly send notice thereof to all Holders. The Company shall cause notice of the execution of such supplemental indenture to be sent to each Holder, at its address appearing on the Register provided for in this Indenture, within 20 days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture.

(c)                                  In connection with any adjustment of the Conversion Rate as described in this Section 5.07, the Company will also adjust the DTA based on the number of shares of Common Stock comprising the Reference Property and (if applicable) the value of any non-stock consideration comprising the Reference Property.  If the Reference Property is solely composed of non-stock consideration the DTA will be zero.

(d)                                       The Company shall not become a party to any Common Stock Change Event unless its terms are consistent with this Section 5.07. None of the foregoing provisions shall affect the right of a holder of Notes to convert its Notes into cash, shares of Common Stock or a combination of cash and shares of Common Stock, as applicable, as set forth in Section 5.01 and Section 5.02 prior to the effective date of such Common Stock Change Event.

(e)                                  The above provisions of this Section shall similarly apply to successive Common Stock Change Events.

Section 5.08                             Certain Covenants.

(a)                                 The Company covenants that all shares of Common Stock issued upon conversion of Notes shall be duly authorized, fully paid and non-assessable and free from all preemptive or similar rights of any securityholder of the Company and, except for any transfer taxes payable by the Company or a Holder, as the case may be, pursuant to Sections 5.02(d) and 5.02(e), free from all transfer or similar taxes, liens, charges and adverse claims as the result of any action by the Company.

(b)                                 The Company shall comply with all federal and state securities laws regulating the offer and delivery of shares of Common Stock upon conversion of the Notes, including that if any shares of Common Stock to be provided for the purpose of conversion of Notes hereunder require registration with or approval of any governmental authority under any federal or state law before such shares may be validly issued upon conversion, the Company shall, to the extent then permitted by the rules and interpretations of the SEC, secure such registration or approval, as the case may be.

(c)                                  The Company further covenants that if at any time the Common Stock shall be listed on any national securities exchange or automated quotation system, the Company shall list and keep listed, so long as the Common Stock shall be so listed on such exchange or automated quotation system, any Common Stock issuable upon conversion of the Notes.

Section 5.09                             Responsibility of the Trustee.  The Trustee and any other Conversion Agent shall not at any time be under any duty or responsibility to any Holder to determine the Conversion Rate (or any adjustment thereto) or whether any facts exist that may require any adjustment (including any increase) of the Conversion Rate, or with respect to the nature or extent or calculation of any such adjustment when made, or with respect to the method employed, or herein or in any supplemental indenture provided to be employed, in making the same. The Trustee and any other Conversion Agent shall not be accountable with respect to the validity or value (or the kind or amount) of any shares of Common Stock, or of any securities, property or cash that may at any time be issued or delivered upon the conversion of any Note; and the Trustee and any other Conversion Agent make no representations with respect thereto. Neither the Trustee nor any Conversion Agent shall be responsible for any failure of the Company to issue, transfer or deliver any shares of Common Stock or stock certificates or other securities or property or cash upon the surrender of any Note for the purpose of conversion or to comply with any of the duties, responsibilities or covenants of the Company contained in this Article. Without limiting the generality of the foregoing, neither the Trustee nor any Conversion Agent shall be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture entered into pursuant to Section 5.07 relating either to the kind or amount of shares of stock or securities or property (including cash) receivable by Holders upon the conversion of their Notes after any event referred to in such Section 5.07 or to any adjustment to be made with respect thereto, but, subject to the provisions of Article XI, may accept (without any independent investigation) as conclusive evidence of the correctness of any such provisions, and shall be protected in relying upon, the Officer’s Certificate (which the Company shall be obligated to file with the Trustee prior to the execution of any such supplemental indenture) with respect thereto. Neither the Trustee nor the Conversion Agent shall be responsible for determining whether any event contemplated by Section 5.01(b) has occurred that makes the Notes eligible for conversion or no longer eligible therefor until the Company has delivered to the Trustee and the Conversion Agent the notices referred to in Section 5.01(b) with respect to the commencement or termination of such conversion rights, on which notices the Trustee and the Conversion Agent may conclusively rely, and the Company agrees to deliver such notices to the Trustee and the Conversion Agent immediately after the occurrence of any such event or at such other times as shall be provided for in Section 5.01(b). The parties hereto agree that all notices to the Trustee or the Conversion Agent under this Article V shall be in writing.

Section 5.10                             Notice to Holders Prior to Certain Actions.  In case of any:

(a)                                 action by the Company or one of its Subsidiaries that would require an adjustment in the Conversion Rate pursuant to Section 5.04 or Section 5.11;

(b)                                 Common Stock Change Event or any consolidation, merger, sale, assignment, lease, conveyance or other transfer or disposition of all or substantially all assets in accordance with Article VIII; or

(c)                                  voluntary or involuntary dissolution, liquidation or winding-up of the Company;

then, in each case (unless notice of such event is otherwise required pursuant to another provision of this Indenture), the Company shall cause to be filed with the Trustee and the Conversion Agent (if other than the Trustee) and to be sent to each Holder at its address appearing on the Register, as promptly as possible but in any event at least 20 days prior to the applicable date hereinafter specified, a notice stating (i) the date on which a record is to be taken for the purpose of such action by the Company or one of its Subsidiaries or, if a record is not to be taken, the date as of which the holders of Common Stock of record are to be determined for the purposes of such action by the Company or one of its Subsidiaries, or (ii) the date on which such Common Stock Change Event, any consolidation, merger, sale, assignment, lease, conveyance or other transfer or disposition of all or substantially all assets in accordance with Article VIII, or any dissolution, liquidation or winding-up is expected to become effective or occur, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for securities or other property deliverable upon such Common Stock Change Event, consolidation, merger, sale, assignment, lease, conveyance or other transfer or disposition of all or substantially all assets in accordance with Article VIII, dissolution, liquidation or winding-up; provided, however, that if on such date, the Company does not have knowledge of such event or the adjusted Conversion Rate cannot be calculated, the Company shall deliver such notice as promptly as practicable upon obtaining knowledge of such event or information sufficient to make such calculation, as the case may be, and in no event later than the effective date of such adjustment. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such action by the Company or one of its Subsidiaries, Common Stock Change Event, or any consolidation, merger, sale, assignment, lease, conveyance or other transfer or disposition of all or substantially all assets in accordance with Article VIII, dissolution, liquidation or winding-up.

Section 5.11                             Stockholder Rights Plans. To the extent that the Company has a rights plan in effect upon conversion of the Notes, Holders that convert their Notes shall receive, to the extent, if at all, such Holders receive any shares of Common Stock upon such conversion, rights under the rights plan, if any, and any certificate representing the share of Common Stock issued upon such conversion shall bear such legends, if any, in each case as may be provided by the terms of any such rights plan, as the same may be amended from time to time. However, if prior to any conversion, the rights have separated from the shares of Common Stock in accordance with the provisions of the applicable rights plan, the Conversion Rate shall be adjusted at the time of separation as if the Company distributed to all or substantially all holders of shares of Common Stock, Distributed Property pursuant to Section 5.04(c), subject to readjustment in the event of the expiration, termination or redemption of such rights.

ARTICLE VI.
NO OPTIONAL REDEMPTION

Section 6.01                             No Optional Redemption. The Notes shall not be redeemable by the Company prior to the Stated Maturity, and no sinking fund is provided for the Notes.

ARTICLE VII.
REMEDIES

Section 7.01                             Events of Default.

(a)                                 “Event of Default”, wherever used herein, means any one of the following events:

(i)                                     default in the payment of any interest (including Additional Interest, if any) on any Note when it becomes due and payable and such default continues for a period of 30 calendar days;

(ii)                                  default in the payment of the principal of any Note when due and payable at its Stated Maturity, upon required repurchase, upon declaration of acceleration or otherwise;

(iii)                               the Company’s failure to comply with its obligation to convert the Notes in accordance with the Indenture upon exercise of a Holder’s conversion right and such failure continues for a period of three Business Days;

(iv)                              failure by the Company to issue a Fundamental Change Repurchase Right Notice when due, and such failure continues for a period of five Business Days;

(v)                                 failure by the Company to comply with its obligations under Article VIII;

(vi)                              failure by the Company for 60 calendar days after written notice from the Trustee to the Company, or to the Company and the Trustee by the Holders of at least 25% in principal amount of the Notes then outstanding, has been received to comply with any of our other agreements contained in the Notes or this Indenture;

(vii)                           default by the Company or any of the Company’s Significant Subsidiaries with respect to any mortgage, agreement or other instrument under which there is outstanding, or by which there is secured or evidenced, any indebtedness for money borrowed (other than non-recourse debt of a Subsidiary of the Company) in excess of $25,000,000 (or its foreign currency equivalent) in the aggregate, whether such indebtedness now exists or shall hereafter be created (i) resulting in such indebtedness becoming or being declared due and payable or (ii) constituting a failure to pay the principal or interest of any such debt when due and payable at its stated maturity, upon required repurchase, upon declaration of acceleration or otherwise, in each case, after the expiration of any applicable grace period, and such acceleration shall not have been rescinded or annulled or such failure to pay shall not have been cured or waived, as the case may be, within 30 calendar days after written notice to the Company by the Trustee or to the Company and the Trustee by Holders of at least 25% of the principal amount of the Notes then outstanding;

(viii)                        a final judgment for the payment of $25,000,000 (or its foreign currency equivalent) or more (excluding any amounts covered by insurance) rendered against the Company or any of the Company’s Significant Subsidiaries, which judgment is not discharged, bonded, paid, waived or stayed within 60 days after (i) the date on which the right to appeal thereof has expired if no such appeal has commenced, or (ii) the date on which all rights to appeal have been extinguished; and

(ix)                              the Company or any Significant Subsidiary of the Company pursuant to or within the meaning of Bankruptcy Law:

(A)                               commences a voluntary case;

(B)                               consents in writing to the entry of an order for relief against it in an involuntary case;

(C)                               consents in writing to the appointment of a custodian of it or for all or substantially all of its property;

(D)                               makes a general assignment for the benefit of its creditors; or

(E)                                admits in writing in a public report or release or bondholder report it generally is not paying its debts as they become due; or

(x)                                 a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(A)                               is for relief against the Company or any Significant Subsidiary of the Company in an involuntary case;

(B)                               appoints a custodian of the Company or any Significant Subsidiary of the Company or for all or substantially all of the property of the Company or any Significant Subsidiary of the Company; or

(C)                               orders the liquidation of the Company or any Significant Subsidiary of the Company; and

the order or decree remains unstayed and in effect for 60 consecutive days.

Section 7.02                             Acceleration of Maturity; Additional Interest.

(a)                                 If an Event of Default occurs and is continuing (other than an Event of Default described in Section 7.01(a)(ix) or (x) with respect to the Company), the Trustee by notice to the Company, or the Holders of at least 25% in principal amount of the outstanding Notes by written notice to the Company and the Trustee, may, and the Trustee at the written request of such Holders shall, declare 100% of the principal of and accrued and unpaid interest, if any, on all Notes to be due and payable.  Upon such a declaration of acceleration, such principal and accrued and unpaid interest, if any, shall become due and payable immediately.  In case of an Event of Default arising out of Sections 7.01(a)(ix) and (x) with respect to the Company (and not with respect to any Significant Subsidiary of the Company), 100% of the aggregate principal amount and accrued and unpaid interest shall automatically become due and payable without notice from the Trustee or Holders.

Notwithstanding anything in this Indenture or in the Notes to the contrary, at the election of the Company, the sole remedy with respect to an Event of Default relating to the failure by the Company to comply with its obligations as set forth in Section 3.03 (any such Event of Default, a “Reporting Event of Default”) shall, for the first 180 days after the occurrence of such Reporting Event of Default consist exclusively of the right to receive additional interest (the “Reporting Additional Interest”) on the Notes at a rate equal to (i) 0.25% per annum of the principal amount of the Notes outstanding for each day during the period beginning on, and including, the date on which such Reporting Event of Default first occurred and ending on the earlier of (x) the date on which such Reporting Event of Default is cured or validly waived in accordance with this Indenture and (y) the 90th day immediately following, and including, the date on which such Reporting Event of Default first occurred; and (ii) if such Reporting Event of Default has not been cured or validly waived prior to the 91st day immediately following, and including the date on which such Reporting Event of Default first occurred, 0.50% per annum of the principal amount of the Notes outstanding for each day during the period beginning on, and including, the 91st day immediately following, and including the date on which such Reporting Event of Default first occurred and ending on the earlier of (x) the date on which such Reporting Event of Default is cured or validly waived and (y) the 180th day immediately following, and including, the date on which such Reporting Event of Default first occurred. For the avoidance of doubt, the 180-day period described in the foregoing sentence will not commence until the expiration of the 60-day period referenced in Section 7.01(a)(vi).

If the Company so elects, the Reporting Additional Interest shall be payable in the same manner and on the same dates as the stated interest payable on the Notes.  On the 181st day after such Reporting Event of Default (if the Reporting Event of Default is not cured or waived prior to such 181st day), the Trustee or the Holders of not less than 25% in principal amount of the outstanding Notes may declare the principal of and accrued and unpaid interest on all such Notes to be due and payable immediately (and for the avoidance of doubt, Additional Interest will cease to accrue) as provided above.  The provisions described in this paragraph shall not affect the rights of Holders in the event of the occurrence of any other Event of Default. In the event the Company does not elect to pay Additional Interest following a Reporting Event of Default in accordance with this paragraph or the Company elected to make such payment but does not pay such Additional Interest when due, the Notes shall be immediately subject to acceleration as provided above.

If the Company elects to pay the Reporting Additional Interest as the sole remedy during the first 180 calendar days after the occurrence of a Reporting Event of Default, the Company shall notify the Holders, the Trustee and the Paying Agent (if other than the Trustee) of such election prior to the beginning of such 180-day period. Upon the Company’s failure to timely give such notice, the Notes will be immediately subject to acceleration as provided in the first paragraph of Section 7.02(a) above.

Notwithstanding any other provision in this Indenture, in no event shall Additional Interest accrue on any day (taking into consideration any Additional Interest payable as described in Section 3.08(a), Section 3.08(b) or Section 7.02(a)) at a rate in excess of 0.50% per annum, regardless of the number of events or circumstances giving rise to the requirement to pay such Additional Interest.

Section 7.03                             Collection of Indebtedness and Suits for Enforcement by Trustee.  The Company covenants that if

(a)                                 default is made in the payment of any interest on any Note when such interest becomes due and payable and such default continues for a period of 30 days, or

(b)                                 default is made in the payment of the principal of any Note when due and payable at the Stated Maturity thereof,

the Company will, upon demand of the Trustee, pay to it, for the benefit of the Holders of such Notes, the whole amount then due and payable on such Notes for principal and interest, and, to the extent that payment of such interest shall be legally enforceable, interest on any overdue principal and on any overdue interest, at the rate borne by the Notes, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

If an Event of Default occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

Section 7.04                             Trustee May File Proofs of Claim.  In case of any judicial proceeding relative to the Company (or any other obligor upon the Notes), its property or its creditors, the Trustee shall be entitled and empowered, by intervention in such proceeding or otherwise, to take any and all actions in order to have claims of the Holders and the Trustee allowed in any such proceeding. In particular, the Trustee shall be authorized to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 11.06.

No provision of this Indenture shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 7.05                             Trustee May Enforce Claims Without Possession of Notes.  All rights of action and claims under this Indenture or the Notes may be prosecuted and enforced by the Trustee without the possession of any of the Notes or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Notes in respect of which such judgment has been recovered.

Section 7.06                             Application of Money Collected.  Subject to Article V, any money or property collected by the Trustee pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal or interest, upon presentation of the Notes and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

FIRST:        To the payment of all amounts due the Trustee under Section 11.06;

SECOND:                                         To the payment of the amounts then due and unpaid for principal of and interest on the Notes in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Notes for principal and interest, respectively; and

THIRD:   The balance, if any, to the Company.

Section 7.07                             Limitation on Suits.  Subject to Section 7.08, no Holder shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

(a)                                 such Holder has previously given written notice to the Trustee of a continuing Event of Default;

(b)                                 the Holders of at least 25% in principal amount of the outstanding Notes shall have made written request to the Trustee to pursue the remedy;

(c)                                  such Holders have offered to the Trustee security or indemnity reasonably satisfactory to it against the loss, liability or expense to be incurred in compliance with such request;

(d)                                 the Trustee has not complied with such request for 60 calendar days after its receipt of such request and offer of security or indemnity; and

(e)                                  the Holders of a majority in principal amount of the outstanding Notes have not given the Trustee a direction that, in the opinion of the Trustee, is inconsistent with such written request within such 60-day period, it being understood and intended that no one or more Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders, or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all the Holders.

Section 7.08                             Right of Holders to Receive Payment.  Notwithstanding any other provision in this Indenture, (i) the right of any Holder to receive payment or delivery, as the case may be, of the principal (including the Fundamental Change Repurchase Price, if applicable) of and accrued and unpaid interest (including Additional Interest, if applicable), if any, on and the consideration due upon conversion of, such Note, on or after the respective due dates expressed or provided for in this Indenture, and the right of any Holder to institute suit for the enforcement of any such payment or delivery, as the case may be, on or after such respective dates, shall, in each case, not be amended without the consent of such Holder.

Section 7.09                             Restoration of Rights and Remedies.  If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

Section 7.10                             Rights and Remedies Cumulative.  Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes in Section 2.07, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 7.11                             Delay or Omission Not Waiver.  No delay or omission of the Trustee or of any Holder of any Note to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article VII or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee (subject to the limitations contained in this Indenture) or by the Holders, as the case may be.

Section 7.12                             Control by Holders.  The Holders of a majority in principal amount of the outstanding Notes shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee, provided that:

(a)                                 such direction shall not be in conflict with any rule of law or with this Indenture and shall not be unduly prejudicial to the rights of any other Holder or result in personal liability to the Trustee, and

(b)                                 the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction or this Indenture;

and provided, further that, if an Event of Default occurs and is continuing, the Trustee shall be under no obligation to exercise any of its rights or powers under this Indenture at the request or direction of any of the Holders unless such Holders have offered to the Trustee indemnity or security reasonably satisfactory to it against any loss, liability or expense.

Section 7.13                             Waiver of Past Defaults and Rescission.  The Holders of a majority in principal amount of the outstanding Notes may on behalf of the Holders of all the Notes:

(a)                                 waive any past Default or Event of Default hereunder and its consequences, except a Default:

(i)                                     in the payment of the principal (including the Fundamental Change Repurchase Price, if applicable) or accrued and unpaid interest (including Additional Interest, if any) on any Note that remains uncured, or

(ii)                                  in respect of the failure to deliver amounts due upon conversion of a Note in accordance with Section 5.01, and

(b)                                 at any time after a declaration of acceleration has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article VII provided, rescind and annul any such declaration of acceleration with respect to the Notes and its consequences, if:

(i)                                     such rescission would not conflict with any judgment or decree of a court of competent jurisdiction, and

(ii)                                  all existing Events of Default, other than nonpayment of the principal of or accrued and unpaid interest (including Additional Interest, if any) on any Note that have become due solely by such declaration of acceleration, have been cured or waived.

Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Section 7.14                             Undertaking for Costs.  In any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, a court may require any party litigant in such suit to file an undertaking to pay the costs of such suit, and may assess costs against any such party litigant; provided, that this Section 7.14 shall not be deemed to authorize any court to require such an undertaking or to make such an assessment in any suit instituted by the Trustee, to any suit by any Holder or group of Holders holding in the aggregate more than 10% in principal amount of the outstanding Notes or in any suit for the enforcement of the right to exchange any Note in accordance with Article V or for the enforcement of the payment of the principal of or interest on any Note on or after the Maturity of such Note, including the Stated Maturity expressed in such Note.

Section 7.15                             Notice of Default.  The Company shall deliver to a Responsible Officer of the Trustee, within 30 calendar days after an Officer becomes aware of the occurrence of any events that constitute a Default or Event of Default, an Officer’s Certificate specifying such Default or Event of Default, the status of such events and what action the Company is taking or proposing to take with respect thereof.

ARTICLE VIII.
CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE

Section 8.01                             Company May Consolidate, Etc., Only on Certain Terms.  The Company shall not consolidate with or merge with or into, or sell, convey, transfer or lease all or substantially all of the consolidated assets of the Company and its Subsidiaries, taken as a whole, to another person, unless:

(i)                                     (x) the Company is the continuing corporation, or (y) the resulting, surviving or transferee Person (if not the Company)(the “Successor Company”) is a corporation organized and existing under the laws of the United States of America, any state thereof or the District of Columbia, and such corporation (if not the Company) shall expressly assume, by supplemental indenture hereto, executed and delivered to the Trustee, all obligations of the Company under the Notes and this Indenture; and

(ii)                                  immediately after giving effect to such transaction, no Default or Event of Default has occurred and is continuing.

The Company, or the successor person if other than the Company, shall deliver to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger, sale, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with this Article VIII and that all conditions precedent provided for in the Indenture relating to such transaction have been complied with.

Section 8.02                             Successor Substituted.  Upon any transaction referred to in Section 8.01 in accordance therewith, the Successor Company shall succeed to, and be substituted for, and may exercise every right and power of the Company under this Indenture with the same effect as if such successor person had been named as the Company herein; and the Company shall be discharged from its obligations under the Notes and this Indenture, except in the case of a lease. Such Successor Company thereupon may cause to be signed, and may issue either in its own name or in the name of the Company any or all of the Notes issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee; and, upon the order of such Successor Company instead of the Company and subject to all the terms, conditions and limitations in this Indenture prescribed, the Trustee shall authenticate and shall deliver, or cause to be authenticated and delivered, any Notes that previously shall have been signed and delivered by an Officer of the Company to the Trustee for authentication, and any Notes that such Successor Company thereafter shall cause to be signed and delivered to the Trustee for that purpose.  All the Notes so issued shall in all respects have the same legal rank and benefit under this Indenture as the Notes theretofore or thereafter issued in accordance with the terms of this Indenture as though all of such Notes had been issued at the date of the execution hereof.  In the event of any such consolidation, merger, sale, transfer or disposition (but not in the case of a lease), upon compliance with this Article VIII, the person named as the “Company” in the first paragraph of this Indenture shall be released from its liabilities as obligor and maker of the Notes and from its obligations under this Indenture and the Notes.

ARTICLE IX.
SATISFACTION AND DISCHARGE

Section 9.01                             Satisfaction and Discharge of Indenture.  The Indenture and the Notes shall upon request of the Company contained in an Officer’s Certificate cease to be of further effect (except as set forth in the last paragraph of this Section 9.01), and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture and the Notes, when:

(i)                                     either:

(A)                               all Notes theretofore authenticated and delivered (other than (x) any Notes that have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.07 and (y) Notes for whose payment money has theretofore been deposited in trust with the Trustee or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust) have been delivered to the Trustee for cancellation; or

(B)                               the Company has deposited with the Paying Agent (if other than the Trustee) or delivered to Holders, as applicable, after all of the outstanding Notes have (X) become due and payable, whether at Maturity or any Fundamental Change Repurchase Date or otherwise, and/or (Y) have been converted (and the related Settlement Amounts have been determined), cash or, solely to satisfy the Company’s Conversion Obligations, cash and/or shares of Common Stock (or if applicable, Reference Property), as applicable, sufficient to pay all of the outstanding Notes and/or satisfy all conversion, as the case may be, and pay all other sums due and payable under the Indenture by the Company; and

(ii)                                  The Company has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 11.06 and, if cash or shares of Common Stock shall have been deposited with the Paying Agent pursuant to this Section 9.01(i)(B), Section 2.03 shall survive such satisfaction and discharge.

Section 9.02                             Application of Trust Funds.  Subject to the provisions of Section 9.03, all money deposited with the Trustee pursuant to Section 9.01, shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the persons entitled thereto, of the principal and interest for whose payment such money has been deposited with or received by the Trustee.

For the avoidance of doubt, this Section 9.02 shall apply to the cash and/or shares of Common Stock deposited with the Trustee pursuant to Section 9.01 and all money or other assets received by the Trustee in respect of shares of Common Stock deposited with the Trustee pursuant to Section 9.01.

All monies deposited with the Trustee pursuant to Section 9.01 (and held by it or any Paying Agent) for the payment of Notes subsequently exchanged shall be returned to the Company upon Company request.

Section 9.03                             Repayment to Company.  Subject to applicable abandoned property law, the Trustee and the Paying Agent shall pay to the Company upon request any money held by them for the payment of principal and interest that remains unclaimed for two years.  After that, Holders entitled to the money must look to the Company for payment as general creditors unless an applicable abandoned property law designates another person.

Section 9.04                             Reinstatement.  If the Trustee or the Paying Agent is unable to apply any money deposited with respect to the Notes in accordance with Section 9.01 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the obligations of the Company under this Indenture with respect to the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 9.01 until such time as the Trustee or the Paying Agent is permitted to apply all such money in accordance with Section 9.01; provided, however, that if the Company has made any payment of principal of or interest on or any additional amounts with respect to any Notes because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders to receive such payment from the money held by the Trustee or Paying Agent after payment in full to the Holders.

ARTICLE X.
AMENDMENTS AND WAIVERS

Section 10.01                      Without Consent of Holders.  Notwithstanding Section 10.02, without the consent of any Holder, the Company and the Trustee may supplement or amend this Indenture and the Notes to:

(a)                                 cure any ambiguity, omission, defect or inconsistency;

(b)                                 provide for the assumption of the Company’s obligations under this Indenture and the Notes by a successor pursuant to Article VIII;

(c)                                  add guarantee with respect to the Notes;

(d)                                 secure the Notes;

(e)                                  add to the covenants or Events of Default of the Company for the benefit of the Holders or surrender any right or power conferred upon the Company;

(f)                                   make any change that does not adversely affect the rights of any Holder;

(g)                                  increase the conversion rate as provided in this Indenture.

(h)                                 issue Additional Notes pursuant to Section 2.13;

(i)                                     provide for the acceptance of appointment by a successor Trustee, Registrar, Paying Agent, Bid Solicitation Agent or Conversion Agent or to facilitate the administration of the trusts under this Indenture by more than one Trustee;

(j)                                    irrevocably elect or eliminate a Settlement Method or a Specified Dollar Amount; provided, however that no such election or elimination will affect any Settlement Method theretofore elected (or deemed to be elected) with respect to any Note pursuant to Section 5.02;

(k)                                 comply with the Applicable Procedures or comply with any requirement of the SEC in connection with the qualification of this Indenture under the Trust Indenture Act;

(l)                                     give effect to, and in compliance with, the provisions described in Section 5.07; or

(m)                             conform the provisions of this Indenture or the Notes to the “Description of Notes” section of the Company’s preliminary offering memorandum dated May 15, 2018 relating to the Notes, supplemented by the related pricing term sheet.

The Trustee is hereby authorized to join with the Company in the execution of any such amendment, supplement or waiver, to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to, but may in its discretion, enter into any amendment, supplement or waiver that adversely affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.

Section 10.02                      With Consent of Holders.  Except as provided above in Section 10.01 and below in this Section 10.02, the Company and the Trustee may from time to time and at any time amend or supplement this Indenture and the Notes with the consent of the Holders of at least a  majority in aggregate principal amount of the outstanding Notes (including without limitation, consents obtained in connection with a repurchase of, or tender offer or exchange offer for, the Notes), and any existing Default or Event of Default (other than (i) a Default or Event of Default in the payment of the principal (including any Fundamental Change Repurchase Price, if applicable) of, or accrued and unpaid interest, if any, on the Notes, except a payment default resulting from an acceleration that has been rescinded, and (ii) a Default or Event of Default as a result of a failure by the Company to deliver the consideration due upon conversion of the Notes) or compliance with any provisions of this Indenture or the Notes may be waived with the consent of the Holders of at least a  majority in aggregate principal amount of the outstanding Notes (including without limitation, consents obtained in connection with a repurchase of, or tender offer or exchange offer for, the Notes); provided, however, that, without the consent of each Holder of an outstanding Note affected, no amendment shall:

(a)                                 reduce the principal amount of the Notes the Holders of which must consent to an amendment to this Indenture or waiver hereunder;

(b)                                 reduce the rate of or extend the stated time for payment of interest on any Note;

(c)                                  reduce the principal of or extend the Stated Maturity of any Note;

(d)                                 make any change that adversely affects the conversion rights of any Note;

(e)                                  reduce the Fundamental Change Repurchase Price of any Note or amend or modify in any manner adverse to the Holders of the Notes the Company’s obligation to offer to repurchase and repurchase the Notes, whether through an amendment or waiver of provisions in the covenants, definitions or otherwise;

(f)                                   make any Note payable in money, or at a place of payment, other than that stated in the Note;

(g)                                  change the ranking of the Notes;

(h)                                 amend the rights expressly set forth in this Indenture or any Notes of any Holder to receive or to institute suit for the enforcement of, any payment of principal (including the Fundamental Change Repurchase Price, if applicable) of, accrued and unpaid interest if any, on, and the consideration due upon conversion of, its Notes on or after the respective due dates expressed or provided for in this Indenture or the Notes; or

(i)                                     make any change in the amendment provisions of this Indenture or the Notes that require each Holder’s consent or in the waiver provisions if such change adversely affects the rights of the Holders.

Upon the written request of the Company, and upon the filing with the Trustee of evidence of the consent of Holders as aforesaid and subject to Section 10.06, the Trustee shall join with the Company in the execution of such amendment, supplement or waiver unless such amendment, supplement or waiver adversely affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amendment, supplement or waiver.

It shall not be necessary for any Act or consent of Holders under this Section 10.02 to approve the particular form of any proposed amendment, supplement or waiver of this Indenture, but it shall be sufficient if such Act or consent shall approve the substance thereof.

Section 10.03                      Notices of Supplemental Indentures.  After any amendment, supplement or waiver under this Article X becomes effective, the Company will send to the Holders a notice briefly describing such amendment, supplement or waiver.  Any failure of the Company to send such notice, or any defect therein, will not, however, in any way impair or affect the validity of any such amendment, supplement or waiver.

Section 10.04                      Revocation and Effect of Consents; Effect of Amendment, Supplement and Waiver.  Until an amendment set forth in a supplemental indenture or a waiver becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note.  However, any such Note or subsequent Holder may revoke the consent as to his Note or portion of a Note if the Trustee receives the notice of revocation before the date the supplemental indenture or the date the waiver becomes effective. Upon the execution of any amendment, supplement or waiver of this Indenture pursuant to the provisions of this Article X, this Indenture shall be and be deemed to be modified and amended in accordance therewith and the respective rights, limitation of rights, obligations, duties and immunities under this Indenture of the Trustee, the Company and the Holders shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments and all the terms and conditions of any such amendment or supplement shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

Section 10.05                      Notation on or Exchange of Notes.  Notes authenticated and delivered after the execution of any amendment, supplement or waiver to this Indenture pursuant to the provisions of this Article X may, at the Company’s expense, bear a notation in form approved by the Trustee as to any matter provided for in such amendment, supplement or waiver.  If the Company or the Trustee shall so determine, new Notes so modified as to conform, in the opinion of the Trustee and the Board of Directors, to any modification of this Indenture contained in any such amendment, supplement or waiver may, at the Company’s expense, be prepared and executed by the Company, authenticated by the Trustee and delivered in exchange for the Notes then outstanding, upon surrender of such Notes then outstanding. Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

Section 10.06                      Trustee Protected.  In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and (subject to Section 11.01) shall be fully protected in relying upon an Officer’s Certificate or an Opinion of Counsel or both complying with Section 13.06.  The Trustee shall sign all supplemental indentures upon delivery of such an Officer’s Certificate or Opinion of Counsel or both, except that the Trustee need not sign any supplemental indenture that adversely affects its rights.

ARTICLE XI.
TRUSTEE

Section 11.01                      Duties of Trustee.

(a)                                 If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(b)                                 Except during the continuance of an Event of Default:

(i)                                     The Trustee need perform only those duties that are specifically set forth in this Indenture and no others.

(ii)                                  In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon Officer’s Certificates or Opinions of Counsel furnished to the Trustee and conforming to the requirements of this Indenture; however, in the case of any such Officer’s Certificates or Opinions of Counsel which by any provisions hereof are specifically required to be furnished to the Trustee, the Trustee shall examine such Officer’s Certificates and Opinions of Counsel to determine whether or not they conform to the form requirements of this Indenture.

(c)                                  The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

(i)                                     This paragraph does not limit the effect of this Section 11.01.

(ii)                                  The Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.

(iii)                               The Trustee shall not be liable with respect to any action taken, suffered or omitted to be taken by it with respect to the Notes in good faith in accordance with the direction of the Holders of a majority in principal amount of the outstanding Notes relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture with respect to the Notes in accordance with Section 7.12 or as directed by 25% of the Holders as provided in Section 7.02.

(d)                                 Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section 11.01.

(e)                                  The Trustee may refuse to perform any duty or exercise any right or power unless it receives indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in performing such duty or exercising such right or power.

(f)                                   The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company.  Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

(g)                                  No provision of this Indenture shall require the Trustee to risk its own funds or otherwise incur any financial liability in the performance of any of its duties, or in the exercise of any of its rights or powers, if adequate indemnity against such risk is not assured to the Trustee in its satisfaction.

(h)                                 The Paying Agent, the Conversion Agent, the Registrar and any authenticating agent shall be entitled to the protections and immunities as are set forth in paragraphs (e), (f) and (g) of this Section 11.01 and in Section 11.02, each with respect to the Trustee.

Section 11.02                      Rights of Trustee.

(a)                                 The Trustee may rely on and shall be protected in acting or refraining from acting upon any document (whether in its original or facsimile form) believed by it to be genuine and to have been signed or presented by the proper person.  The Trustee need not confirm or investigate the accuracy of mathematical calculations or any fact or matter stated in the document.

(b)                                 Before the Trustee acts or refrains from acting, it may require an Officer’s Certificate or an Opinion of Counsel or both.  The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officer’s Certificate or Opinion of Counsel.

(c)                                  The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.  No Depositary shall be deemed an agent of the Trustee and the Trustee shall not be responsible for any act or omission by any Depositary.

(d)                                 The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers, provided that the Trustee’s conduct does not constitute willful misconduct or negligence.

(e)                                  The Trustee may consult with counsel and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder without willful misconduct or negligence and in reliance thereon.

(f)                                   The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders shall have offered to the Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

(g)                                  The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit.

(h)                                 The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof in the case of a Default or an Event of Default under Section 7.01(a)(i) or 7.01(a)(ii) or unless written notice of any event which is in fact such a Default or Event of Default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Notes and this Indenture.

(i)                                     In no event shall the Trustee be liable to any person for special, punitive, indirect, consequential or incidental loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Trustee has been advised of the likelihood of such loss or damage.

(j)                                    The permissive right of the Trustee to take the actions permitted by this Indenture shall not be construed as an obligation or duty to do so.

(k)                                 The Trustee may request that the Company deliver a certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which certificate may be signed by any person authorized to sign an Officer’s Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.

(l)                                     Any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Order or any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution.

Section 11.03                      Individual Rights of Trustee.  The Trustee in its individual or any other capacity may become the owner or pledgee of the Notes and may otherwise deal with the Company or an Affiliate of the Company with the same rights it would have if it were not Trustee.  Any Agent may do the same with like rights.  The Trustee is also subject to Section 11.09.

Section 11.04                      Trustee’s Disclaimer.  The Trustee makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Company’s use of the proceeds from the Notes, and it shall not be responsible for any statement in the Notes other than its authentication.

Section 11.05                      Notice of Defaults.  If a Default or Event of Default occurs and is continuing with respect to the Notes and if written notice of such Default or Event of Default is provided to a Responsible Officer of the Trustee or in the case of an Event of Default under Section 7.01(a)(i) or 7.01(a)(ii) it is actually known to a Responsible Officer of the Trustee, the Trustee shall send to each Holder notice of a Default or Event of Default within 90 calendar days after it occurs or, if later, after a Responsible Officer of the Trustee has written notice or actual knowledge in the case of Events of Default under Section 7.01(a)(i) and 7.01(a)(ii) of such Default or Event of Default.  Except in the case of a Default or Event of Default in payment of principal (including the Fundamental Change Repurchase Price, if applicable) or interest on the Notes or a default in the payment or delivery of the consideration due upon conversion, the Trustee may withhold the notice if and so long as it in good faith determines that withholding the notice is in the interests of the Holders.

Section 11.06                      Compensation and Indemnity.  The Company shall pay to the Trustee from time to time compensation for its services as the Company and the Trustee shall from time to time agree upon in writing.  The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust.  The Company shall reimburse the Trustee upon request for all reasonable out of pocket expenses incurred by it.  Such expenses shall include the reasonable compensation and expenses of the Trustee’s agents and counsel.

The Company shall indemnify and hold harmless the Trustee (including the cost of defending itself) against any cost, expense (including attorneys’ fees) or liability, including taxes (other than taxes based upon, measured by or determined by the income of the Trustee) incurred by it except as set forth in the next paragraph in the performance of its duties under this Indenture as Trustee or Agent.  The Trustee shall notify the Company promptly of any claim by a third party for which it may seek indemnity.  Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder, unless and to the extent that the Company is materially prejudiced thereby.  Except for claims involving the Company, the Company shall defend the claim and the Trustee shall cooperate in the defense.  The Trustee may have one separate counsel and the Company shall pay the fees and expenses of such counsel.  The Company need not pay for any settlement made without its consent, which consent will not be unreasonably withheld.  This indemnification shall apply to officers, directors, employees, shareholders and agents of the Trustee.

The Company need not reimburse any expense or indemnify against any loss or liability incurred by the Trustee or by any officer, director, employee, shareholder or agent of the Trustee through willful misconduct or gross negligence.

To secure the Company’s payment obligations in this Section 11.06, the Trustee shall have a lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal of and interest on the Notes.  Such lien will survive the satisfaction and discharge of this Indenture and the resignation, removal or replacement of the Trustee.

When the Trustee incurs expenses or renders services after an Event of Default specified in Section 7.01(ix) or (x) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.

The provisions of this Section shall survive the termination of this Indenture and the resignation or removal of the Trustee.

Section 11.07                      Replacement of Trustee.  A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 11.07.

The Trustee may resign with respect to the Notes by so notifying the Company at least 30 days prior to the date of the proposed resignation.  The Holders of a majority in principal amount of the Notes may remove the Trustee by so notifying the Trustee and the Company.  The Company may remove the Trustee with respect to the Notes if:

(a)                                 the Trustee fails to comply with Section 11.09;

(b)                                 the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

(c)                                  a Custodian or public officer takes charge of the Trustee or its property; or

(d)                                 the Trustee becomes incapable of acting.

If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee.  Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

If a successor Trustee with respect to the Notes does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of at least a majority in principal amount of the Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company.  Immediately after that, the retiring Trustee shall transfer all property held by it as Trustee to the successor Trustee subject to the lien provided for in Section 11.06, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee with respect to the Notes.  A successor Trustee shall mail a notice of its succession to each Holder.  Notwithstanding replacement of the Trustee pursuant to this Section 11.07, the Company’s obligations under Section 11.06 hereof shall continue for the benefit of the retiring Trustee with respect to expenses and liabilities incurred by it for actions taken or omitted to be taken in accordance with its rights, powers and duties under this Indenture prior to such replacement.

Section 11.08                      Successor Trustee by Merger, Etc.  If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee, subject to Section 11.09.

Section 11.09                      Eligibility; Disqualification.  There will at all times be a trustee under this Indenture that is a corporation organized and doing business under the laws of the United States of America or any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $25,000,000 as set forth in its most recent published annual report of condition.

ARTICLE XII.
[RESERVED]

ARTICLE XIII.
MISCELLANEOUS

Section 13.01                      Governing Law; Waiver of Jury Trial; Submission of Jurisdiction.  THIS INDENTURE AND THE NOTES, AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS INDENTURE AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED UNDER, THE LAWS OF THE STATE OF NEW YORK.

EACH OF THE COMPANY AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY.  EACH OF THE COMPANY AND THE TRUSTEE HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY NEW YORK STATE COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK OR ANY FEDERAL COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE AND THE NOTES, AND IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, JURISDICTION OF THE AFORESAID COURTS.

Section 13.02                      Calculations in Respect of Notes.  Except as otherwise provided in this Indenture, the Company shall be responsible for making all calculations called for hereunder and under the Notes or in connection with an exchange. These calculations include, but are not limited to, determinations of the Stock Price, the Last Reported Sale Prices, the Daily VWAPs, the Daily Conversion Values, the Daily Settlement Amounts, accrued interest payable on the Notes and the Conversion Rate on the Notes.  The Company shall make all these calculations in good faith and, absent manifest error, the Company’s calculations will be final and binding on the Holders. The Company shall provide a schedule of the Company’s calculations to each of the Trustee and the Conversion Agent (if other than the Trustee), and each of the Trustee and the Conversion Agent is entitled to rely conclusively upon the accuracy of the Company’s calculations without independent verification. The Trustee will forward the Company’s calculations to any Holder upon the written request of such Holder.

Section 13.03                      No Representations or Warranties by the Trustee.  The Trustee makes no representations or warranties with respect to the validity or sufficiency of this Indenture.

Section 13.04                      Payments on Business Days Only.  If any Interest Payment Date, the Conversion Date, the Stated Maturity or any earlier required Fundamental Change Repurchase Date of a Note falls on a day that is not a Business Day (which, solely for the purposes of any payment required to be made on any such Interest Payment Date, Conversion Date, Stated Maturity or Fundamental Change Repurchase Date shall also not include days in which the office where the place of payment is authorized or required by law to close), required payment will be made on the next succeeding Business Day and no interest will accrue in respect of the delay.

Section 13.05                      Notices.  Any notice or communication by the Company or the Trustee to the other, or by a Holder to the Company or the Trustee is duly given if in writing and delivered in person or mailed by first-class mail, sent by overnight delivery, or sent via electronic transmission:

if to the Company:

KKR Real Estate Finance Trust Inc.
9 West 57th Street, Suite 4200
New York, NY  10019
Attention: Legal Department
Facsimile: (212) 750-0003

with a copy to:

Simpson Thacher & Bartlett LLP
Attention: Joseph H. Kaufman

Roxane Reardon

Facsimile: (212) 455-2502

if to the Trustee:

The Bank of New York Mellon Trust Company, N.A.

500 Ross Street – 12th Floor
Pittsburgh, PA 15262
Attention: Corporate Trust Administration

The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

Any notice or communication to a Holder shall be mailed by first-class mail to its address shown on the register kept by the Registrar.  Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

If a notice or communication is mailed or published in the manner provided above, within the time prescribed, it is duly given, whether or not the Holder receives it.

If the Company mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

Notwithstanding any other provision of this Indenture, where this Indenture or the Notes provides for notice of any event to a Holder of a Global Note (whether by mail or otherwise), such notice shall be sufficiently given to the Depositary (or its designee) pursuant to the customary procedures of such Depositary.

The Trustee shall have the right, but shall not be required, to rely upon and comply with notices, instructions, directions or other communications sent by e-mail, facsimile and other similar unsecured electronic methods by persons believed by the Trustee to be authorized to give instructions and directions on behalf of the Company.  The Trustee shall have no duty or obligation to verify or confirm that the person who sent such instructions or directions is, in fact, a person authorized to give instructions or directions on behalf of the Company; and the Trustee shall have no liability for any losses, liabilities, costs or expenses incurred or sustained by the Company as a result of such reliance upon or compliance with such notices, instructions, directions or other communications.  The Company agrees to assume all risks arising out of the use of such electronic methods to submit notices, instructions, directions or other communications to the Trustee, including without limitation the risk of the Trustee acting on unauthorized instructions, and the risk of interception and misuse by third parties.  The Company shall use all reasonable endeavors to ensure that any such notices, instructions, directions or other communications transmitted to the Trustee pursuant to this Indenture are complete and correct.  Any such notices, instructions, directions or other communications shall be conclusively deemed to be valid instructions from the Company to the Trustee for the purposes of this Indenture.

Section 13.06                      Certificate and Opinion as to Conditions Precedent.  Upon any request or application by the Company to the Trustee to take any action under this Indenture (other than the initial authorization of Notes hereunder), the Company shall furnish to the Trustee:

(a)                                 an Officer’s Certificate stating that, in the opinion of the signer, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(b)                                 an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

Section 13.07                      Statements Required in Certificate or Opinion.  Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

(a)                                 a statement that the person making such certificate or opinion has read such covenant or condition;

(b)                                 a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c)                                  a statement that, in the opinion of such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(d)                                 a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with.

Section 13.08                      Rules by Trustee and Agents.  The Trustee may make reasonable rules for action by or a meeting of Holders.  Any Agent may make reasonable rules and set reasonable requirements for its functions.

Section 13.09                      No Recourse Against Others.  No recourse for the payment of the principal of, premium, if any, or interest on, or the payment or delivery of consideration due upon conversion of, any Note, nor for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Company in this Indenture or in any Note, nor because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, officer, director, employee or controlling person of the Company or any successor person thereof.  Each Holder by accepting a Note waives and releases all such liability.  The waiver and release are part of the consideration for the issue of the Notes.

Section 13.10                      Counterparts.  This Indenture may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. The exchange of copies of this Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

Section 13.11                      No Adverse Interpretation of Other Agreements.  This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or a Subsidiary of the Company.  Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 13.12                      Successors.  All agreements of the Company in this Indenture and the Notes shall bind its successor.  All agreements of the Trustee in this Indenture shall bind its successor.

Section 13.13                      Severability.  In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 13.14                      Table of Contents, Headings, Etc.  The Table of Contents, Cross Reference Table, and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

Section 13.15                      Force Majeure.  In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services, it being understood that the Trustee shall use reasonable best efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

Section 13.16                      USA PATRIOT Act.  The parties hereto acknowledge that in accordance with Section 326 of the USA PATRIOT Act, the Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee. The parties to this Indenture agree that they will provide the Trustee with such information as it may request in order for the Trustee to satisfy the requirements of the USA PATRIOT Act.

Section 13.17                      FACTA.  In order to comply with Sections 1471 through 1474 of the U.S. Internal Revenue Code and the rules and regulations thereunder (as in effect from time to time, collectively, the “Applicable Law”), the Company agrees (i) to use commercially reasonable efforts to provide to the Trustee upon its request information in the Company’s possession about holders or other applicable parties and/or transactions (including any modification to the terms of such transactions) that is reasonably requested by the Trustee so the Trustee can determine whether it has tax related obligations under the Applicable Law and (ii) that the Trustee shall be entitled to make any withholding or deduction from payments under this Indenture to the extent necessary to comply with the Applicable Law for which the Trustee shall not have any liability for its withholding or deduction from payment under this Indenture to the extent necessary to comply with Applicable Law.  The terms of this section shall survive the termination of this Indenture.

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the day and year first above written.

KKR REAL ESTATE FINANCE TRUST INC.

By:	/s/ Christen E.J. Lee
Name: Christen E.J. Lee
Title: Co-Chief Executive Officer and Co-President

[Signature Page to the Indenture]

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the day and year first above written.

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,
as Trustee

By:	/s/ R. Tarnas
Name: R. Tarnas
Title: Vice President

[Signature Page to the Indenture]

Exhibit A

[FORM OF FACE OF NOTE]

[Include the following legend for Global Notes only (the “Global Securities Legend”):]

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO.  OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

[Include the following legend on all Notes that are Restricted Notes (the “Restricted Securities Legend”):]

[THIS SECURITY (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933 (THE “SECURITIES ACT”), AND THIS SECURITY AND THE SHARES OF COMMON STOCK (IF ANY) ISSUABLE UPON CONVERSION OF THIS SECURITY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS SECURITY IS HEREBY NOTIFIED THAT THE SELLER OF THIS SECURITY MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

THE HOLDER OF THIS SECURITY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) PRIOR TO THE DATE THAT IS THE LATER OF (X) ONE YEAR AFTER THE LAST ORIGINAL ISSUE DATE HEREOF OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144 UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THERETO AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW, THIS SECURITY AND THE SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION OF THIS SECURITY MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) TO KKR REAL ESTATE FINANCE TRUST INC. OR A SUBSIDIARY THEREOF, (II) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (III) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OR (IV) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE

SECURITIES ACT, IN EACH OF CASES (I) THROUGH (IV) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS SECURITY FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE.

PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH (A)(III) ABOVE, KKR REAL ESTATE FINANCE TRUST INC. AND THE TRUSTEE RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.(1)]

(1)  The legend set forth on this page (other than the first paragraph hereof) shall be deemed removed from the face of this security, without further action of the Company, the Trustee or the Holder(s) of this security, at such time when the Company delivers written notice to the Trustee of such deemed removal pursuant to Section 2.06(e) of the within-mentioned Indenture.

KKR Real Estate Finance Trust Inc.

6.125% Convertible Senior Note due 2023

No. [ • ]	Initially $[ • ]

CUSIP:                         48251K AA8(2)
ISIN:                                    US48251KAA88(3)

KKR Real Estate Finance Trust Inc., a corporation duly incorporated and validly existing under the laws of the State of Maryland (herein called the “Company”, which term includes any successor corporation or other entity under the Indenture referred to on the reverse hereof), for value received hereby promises to pay to Cede & Co., or registered assigns, the principal amount as set forth in the “Schedule of Exchanges of Notes” attached hereto or such other amount as reflected on the books and records of the Trustee and the Depositary, on May 15, 2023 and interest thereon as set forth below.

This Note shall bear interest at a rate of 6.125% per annum on the principal amount.  Interest on this Note shall accrue from and including the initial date of issuance, or from the most recent date to which interest has been paid or duly provided for to, but excluding, the next scheduled Interest Payment Date until May 15, 2023, unless earlier repurchased or converted.  Interest will be due and payable semiannually in arrears on each May 15 and November 15, beginning on November 15, 2018, to Holders of record at the Close of Business on May 1 and November 1 (whether or not such day is a Business Day), as the case may be, immediately preceding the relevant Interest Payment Date. Accrued interest on this Note will be computed on the basis of a 360-day year comprised of twelve 30-day months and, for partial months, on the basis of the number of days actually elapsed in a 30-day month.  Additional Interest will be payable as set forth in Section 3.08(a), Section 3.08(b) and Section 7.02(a) of the within-mentioned Indenture, and any reference to interest on, or in respect of, any Note herein shall be deemed to include Additional Interest if, in such context, Additional Interest is, was or would be payable pursuant to Section 3.08(a), Section 3.08(b) and Section 7.02(a) of the Indenture, and any express mention of the payment of Additional Interest in any provision therein and herein shall not be construed as excluding Additional Interest in those provisions thereof and hereof where such express mention is not made.

(2) At such time as the Company notifies the Trustee of the deemed removal of the restrictive legend set forth on the immediately preceding page (other than the first paragraph thereof) pursuant to Section 2.06(e) of the Indenture, the CUSIP number for this Security shall be deemed to be CUSIP No. 48251K AB6.

(3) At such time as the Company notifies the Trustee of the deemed removal of the restrictive legend set forth on the immediately preceding page (other than the first paragraph thereof) pursuant to Section 2.06(e) of the Indenture, the ISIN number for this Security shall be deemed to be ISIN No. US48251KAB61.

Any Defaulted Amounts shall accrue interest per annum at the rate borne by the Notes, subject to the enforceability thereof under applicable law, from, and including, the relevant payment date to, but excluding, the date on which such Defaulted Amounts shall have been paid by the Company, at its election, in accordance with Section 3.01(d) of the Indenture.

The Company shall pay the principal of and interest on this Note, so long as such Note is a Global Note, in immediately available funds to the Depositary or its nominee, as the case may be, as the registered Holder of such Note.  As provided in and subject to the provisions of the Indenture, the Company shall pay the principal of any Notes (other than Notes that are Global Notes) upon presentation thereof at the office or agency designated by the Company for that purpose.  The Company has initially designated the Trustee as its Paying Agent and Registrar in respect of the Notes and the Corporate Trust Office as a place where Notes may be presented for payment or for registration of transfer or exchange.

Reference is made to the further provisions of this Note set forth on the reverse hereof.  Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

This Note, and any claim, controversy or dispute arising under or related to this Note, shall be governed by, and construed under, the laws of the State of New York.

In the case of any conflict between this Note and the Indenture, the provisions of the Indenture shall control and govern.

This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been manually signed by the Trustee or a duly authorized authenticating agent under the Indenture.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

KKR REAL ESTATE FINANCE TRUST INC.

By:
Name:
Title:

TRUSTEE’S CERTIFICATION OF AUTHENTICATION

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee, certifies that this is one of the Notes described in the within-mentioned Indenture.

By:
Name:
Authorized Signatory

Date:

[FORM OF REVERSE SIDE OF NOTE]

KKR Real Estate Finance Trust Inc.

6.125% Convertible Senior Notes due 2023

This Note is one of a duly authorized issue of 6.125% Convertible Senior Notes due 2023 (the “Notes”) of the Company, limited to the aggregate principal amount of $[ • ], issued under an indenture, dated as of May 18, 2018 (as amended, modified and supplemented, the “Indenture”), between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Conversion Agent, the Company and the Holders.  Additional Notes may be issued in an unlimited aggregate principal amount, subject to certain conditions specified in the Indenture.  The Notes represent that aggregate principal amount of outstanding Notes from time to time endorsed hereon and the aggregate principal amount of outstanding Notes represented hereby may from time to time be increased or reduced to reflect purchases, cancellations, conversions or transfers permitted by the Indenture.

In case certain Events of Default, as defined in the Indenture, relating to a bankruptcy (or similar proceeding) with respect to the Company shall have occurred, the principal of, and interest on, all Notes shall automatically become immediately due and payable, as set forth in the Indenture. In case any other Event of Default shall have occurred and be continuing, the principal of, and interest on, all Notes may be declared, by either the Trustee or Holders of at least 25% in aggregate principal amount of Notes then outstanding, and upon said declaration shall become, due and payable, in the manner, with the effect and subject to the conditions and certain exceptions set forth in the Indenture.

Subject to the terms and conditions of the Indenture, the Company will make all payments and deliveries in respect of the Fundamental Change Repurchase Price and the principal amount on the Stated Maturity, as the case may be, to the Holder who surrenders a Note to a Paying Agent to collect such payments in respect of the Note.  The Company will pay cash amounts in money of the United States that at the time of payment is legal tender for payment of public and private debts.  Upon conversion of any Note, the Company shall, at its election, pay or deliver, as the case may be, cash, shares of Common Stock or a combination of cash and shares of Common Stock.

The Indenture contains provisions permitting the Company and the Trustee in certain circumstances, without the consent of the Holders of the Notes, and in certain other circumstances, with the consent of the Holders of at least a majority in aggregate principal amount of the Notes at the time outstanding, evidenced as in the Indenture provided, to execute supplemental indentures modifying the terms of the Indenture and the Notes as described therein.  It is also provided in the Indenture that, subject to certain exceptions, the Holders of at least a majority in aggregate principal amount of the Notes at the time outstanding may on behalf of the Holders of all of the Notes waive any past Default or Event of Default under the Indenture and its consequences.

The Notes are issuable in registered form without coupons in minimum denominations of $1,000 principal amount and integral multiples thereof.  At the office or agency of the Company referred to on the face hereof, and in the manner and subject to the limitations provided in the Indenture, Notes may be exchanged for a like aggregate principal amount of Notes of other authorized denominations, without payment of any service charge but, if required by the Company or Trustee, with payment of a sum sufficient to cover any transfer or similar tax that may be imposed in connection therewith as a result of the name of the Holder of the new Notes issued upon such exchange of Notes being different from the name of the Holder of the old Notes surrendered for such exchange.

The Notes are not subject to redemption through the operation of any sinking fund or otherwise.

Upon the occurrence of a Fundamental Change, the Holder has the right, at such Holder’s option exercised in the manner specified in the Indenture, to require the Company to repurchase for cash all of such Holder’s Notes or any portion thereof (in principal amounts of $1,000 or integral multiples thereof) on the Fundamental Change Repurchase Date at a price equal to the Fundamental Change Repurchase Price.

Subject to the provisions of the Indenture, the Holder hereof has the right, at its option, during certain periods and upon the occurrence of certain conditions specified in the Indenture, prior to the close of business on the second Scheduled Trading Day immediately preceding the Stated Maturity, to convert any Notes or portion thereof that is $1,000 or an integral multiple thereof, at the Conversion Rate specified in the Indenture, as adjusted from time to time as provided in the Indenture.

Terms used in this Note and defined in the Indenture are used herein as therein defined.

ABBREVIATIONS

The following abbreviations, when used in the inscription of the face of this Note, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM = as tenants in common

UNIF GIFT MIN ACT = Uniform Gifts to Minors Act

CUST = Custodian

TEN ENT = as tenants by the entireties

JT TEN = joint tenants with right of survivorship and not as tenants in common

Additional abbreviations may also be used though not in the above list.

SCHEDULE OF EXCHANGES OF NOTES(4)

KKR Real Estate Finance Trust Inc.

6.125% Convertible Senior Notes 2023

The initial principal amount of this Global Note is [ • ]. The following exchanges, purchases, repurchases or exchanges of a part of this Global Note have been made:

Date of Decrease or Increase	Signature of Authorized Signatory of Trustee or Custodian	Decrease in Principal Amount of this Global Note	Increase in Principal Amount of this Global Note	Principal Amount of this Global Note Following Such Decrease or Increase

(4) This schedule is to be included only if the Note is a Global Note.

ASSIGNMENT FORM

6.125% Convertible Senior Notes due 2023

Transfer Certificate

For value received                                                   hereby sell(s), assign(s) and transfer(s) unto                                                     (Please insert social security or Taxpayer Identification Number of assignee) the within Note, and hereby irrevocably constitutes and appoints                                                                     attorney to transfer the said Note on the books of the Company, with full power of substitution in the premises.

In connection with any transfer of the within Note, the undersigned confirms that such Note is being transferred:

☐  To KKR Real Estate Finance Trust Inc. or a subsidiary thereof;

☐  To a person that the undersigned reasonably believes to be a qualified institutional buyer in compliance with Rule 144A under the Securities Act of 1933, as amended;

☐  Pursuant to and in compliance with Rule 144 under the Securities Act of 1933, as amended, or any other available exemption from the registration requirements of the Securities Act of 1933, as amended; or

☐  Pursuant to a registration statement that has become or been declared effective under the Securities Act of 1933, as amended.

Date:	Signed:

(Sign exactly as your name appears on the other side of this Note)

Signature Guarantee:

Note:  Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Exchange Act, as amended.

CONVERSION NOTICE

To: KKR Real Estate Finance Trust Inc.

The undersigned registered owner of this Note hereby exercises the option to convert this Note, or the portion hereof (that is $1,000 principal amount or an integral multiple thereof) below designated, into cash, shares of Common Stock or a combination of cash and shares of Common Stock, at the Company’s election, in accordance with the terms of the Indenture referred to in this Note, and directs that any cash payable and any shares of Common Stock issuable and deliverable upon such conversion, together with any cash for any fractional share, and any Notes representing any unconverted principal amount hereof, be issued and delivered to the registered Holder hereof unless a different name has been indicated below. If any shares of Common Stock or any portion of this Note not converted are to be issued in the name of a Person other than the undersigned, the undersigned will pay all documentary, stamp or similar issue or transfer taxes, if any in accordance with Section 5.02(d) and Section 5.02(e) of the Indenture. Any amount required to be paid to the undersigned on account of interest accompanies this Note.

In the case of Certificated Notes, the certificate numbers of the Notes to be converted are as set forth below:

Dated:

Signature(s)

Signature Guarantee

Note:  Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Exchange Act, as amended.

Notes are to be delivered, other than to and in the name of the registered holder.

Fill in for registration of shares if to be issued, and Notes if to be delivered, other than to and in the name of the registered holder:

(Name)

(Street Address)

(City, State and Zip Code)
Please print name and address

Principal amount to be converted (if less than all): $ ,000

NOTICE: The above signature(s) of the Holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

Social Security or Other Taxpayer
Identification Number

FORM OF FUNDAMENTAL CHANGE REPURCHASE NOTICE

To:                             KKR Real Estate Finance Trust Inc.

The Bank of New York Mellon Trust Company, N.A.
500 Ross Street – 12th Floor

Pittsburgh, PA 15262

Attention: Corporate Trust Administration

Re:                             6.125% Convertible Senior Notes due 2023

The undersigned registered owner of this Note hereby acknowledges receipt of a notice from KKR Real Estate Finance Trust Inc. (the “Company”) as to the occurrence of a Fundamental Change with respect to the Company and specifying the Fundamental Change Repurchase Date and requests and instructs the Company to pay to the registered holder hereof in accordance with Article IV of the Indenture referred to in this Note (1) the entire principal amount of this Note, or the portion thereof (that is $1,000 principal amount or a multiple thereof) below designated, and (2) if such Fundamental Change Repurchase Date does not fall after a Regular Record Date but on or prior to the Interest Payment Date to which such Regular Record Date relates, accrued and unpaid interest, if any, thereon to, but excluding, such Fundamental Change Repurchase Date.

In the case of certificated Notes, the certificate numbers of the Notes to be repurchased are as set forth below:

Dated:

Signature(s)

Social Security or Other Taxpayer
Identification Number

Principal amount to be repaid (if less than all): $ ,000

NOTICE: The above signature(s) of the Holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

Exhibit B

RESTRICTED STOCK LEGEND

THIS SECURITY (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933 (THE “SECURITIES ACT”), AND THIS SECURITY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS SECURITY IS HEREBY NOTIFIED THAT THE SELLER OF THIS SECURITY MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

THE HOLDER OF THIS SECURITY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) PRIOR TO THE DATE THAT IS THE LATER OF (X) ONE YEAR AFTER THE LAST ORIGINAL ISSUE DATE HEREOF OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144 UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THERETO AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW, THIS SECURITY MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) TO KKR REAL ESTATE FINANCE TRUST INC. OR A SUBSIDIARY THEREOF, (II) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (III) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OR (IV) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES (I) THROUGH (IV) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS SECURITY FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE.

PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH (A)(III) ABOVE, KKR REAL ESTATE FINANCE TRUST INC. AND THE TRANSFER AGENT RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.(5)

(5) The legend set forth on this page (other than the first paragraph hereof) shall be deemed removed from the face of this security, without further action of the Company, the Transfer Agent or the Holder(s) of this security, at such time when the Company delivers written notice to the Transfer Agent of such deemed removal.

B-1